Execution Version #96592628v24 AGREEMENT AND PLAN OF MERGER by and among KIMBALL INTERNATIONAL, INC., HNI CORPORATION and OZARK MERGER SUB, INC. Dated as of March 7, 2023 Exhibit 2.1

#96592628v24 TABLE OF CONTENTS Page Article I The Merger ...................................................................................................................... 1 1.1 The Merger............................................................................................................. 1 1.2 Effective Time of the Merger ................................................................................ 2 1.3 Closing ................................................................................................................... 2 1.4 Effects of the Merger ............................................................................................. 2 1.5 Directors and Officers of the Surviving Corporation ............................................ 2 1.6 Conversion of Capital Stock .................................................................................. 3 1.7 Surrender of Certificates ........................................................................................ 3 1.8 Company Stock Plans ............................................................................................ 6 1.9 Dissenting Shares ................................................................................................... 8 1.10 Withholding Rights ................................................................................................ 8 Article II Representations and Warranties of the Company .......................................................... 9 2.1 Organization, Standing and Power ........................................................................ 9 2.2 Capitalization ......................................................................................................... 9 2.3 Subsidiaries .......................................................................................................... 11 2.4 Authority; No Conflict; Required Filings and Consents...................................... 11 2.5 SEC Filings; Financial Statements; Information Provided .................................. 13 2.6 No Undisclosed Liabilities ................................................................................... 15 2.7 Absence of Certain Changes or Events ................................................................ 15 2.8 Taxes .................................................................................................................... 16 2.9 Real Property ....................................................................................................... 18 2.10 Intellectual Property ............................................................................................. 19 2.11 Contracts .............................................................................................................. 20 2.12 Litigation .............................................................................................................. 23 2.13 Environmental Matters......................................................................................... 23 2.14 Employee Benefit Plans ....................................................................................... 24 2.15 Compliance with Laws ........................................................................................ 27 2.16 Permits ................................................................................................................. 28 2.17 Labor Matters ....................................................................................................... 28 2.18 Opinion of Financial Advisor .............................................................................. 30 2.19 Takeover Laws ..................................................................................................... 30 2.20 Brokers ................................................................................................................. 30 2.21 Insurance .............................................................................................................. 30 2.22 Related Party Transactions .................................................................................. 30 2.23 Privacy and Data Security .................................................................................... 30 2.24 Exclusivity of Representations and Warranties ................................................... 31 Article III Representations and Warranties of the Parent and Merger Sub ................................. 32 3.1 Organization, Standing and Power ...................................................................... 32 3.2 Capitalization ....................................................................................................... 32 3.3 Subsidiaries .......................................................................................................... 34 3.4 Authority; No Conflict; Required Filings and Consents...................................... 34

- ii - #96592628v7 #96592628v24 3.5 SEC Filings; Financial Statements; Information Provided .................................. 36 3.6 No Undisclosed Liabilities ................................................................................... 37 3.7 Absence of Certain Changes or Events ................................................................ 37 3.8 Litigation .............................................................................................................. 38 3.9 Compliance with Laws ........................................................................................ 38 3.10 Permits ................................................................................................................. 39 3.11 Brokers ................................................................................................................. 39 3.12 Related Party Transactions .................................................................................. 39 3.13 Financing.............................................................................................................. 39 3.14 Exclusivity of Representations and Warranties ................................................... 41 Article IV Conduct of Business ................................................................................................... 42 4.1 Covenants of the Company .................................................................................. 42 4.2 Conduct of Business by the Parent and Merger Sub Pending the Merger ........... 46 Article V Additional Agreements ................................................................................................ 47 5.1 No Solicitation ..................................................................................................... 47 5.2 Preparation of the Proxy Statement and Registration Statement ......................... 52 5.3 Company Shareholder Approval of the Merger ................................................... 53 5.4 Stock Exchanges .................................................................................................. 54 5.5 Confidentiality; Access to Information ................................................................ 55 5.6 HSR and Other Approvals ................................................................................... 56 5.7 Public Disclosure ................................................................................................. 58 5.8 D&O Indemnification .......................................................................................... 58 5.9 Notification of Certain Matters ............................................................................ 60 5.10 State Takeover Laws ............................................................................................ 60 5.11 Rule 16b-3 ............................................................................................................ 60 5.12 Control of Operations .......................................................................................... 60 5.13 Security Holder Litigation ................................................................................... 61 5.14 Treatment of Company Indebtedness .................................................................. 61 5.15 Dividends ............................................................................................................. 62 5.16 Financing.............................................................................................................. 62 5.17 Employee Benefit Plans ....................................................................................... 66 Article VI CONDITIONS TO MERGER .................................................................................... 69 6.1 Conditions to Each Party’s Obligation to effect the Merger................................ 69 6.2 Conditions to the Obligations of the Company.................................................... 69 6.3 Conditions to the Obligations of the Parent and Merger Sub .............................. 70 6.4 Frustration of Closing Conditions ........................................................................ 71 Article VII Termination ............................................................................................................... 71 7.1 Termination .......................................................................................................... 71 7.2 Manner and Notice of Termination; Effect of Termination................................. 73 7.3 Fees and Expenses ............................................................................................... 73 Article VIII Defined Terms ......................................................................................................... 77

- iii - #96592628v7 #96592628v24 Article IX Miscellaneous ............................................................................................................. 89 9.1 Nonsurvival of Representations and Warranties.................................................. 89 9.2 Notices ................................................................................................................. 90 9.3 Entire Agreement ................................................................................................. 91 9.4 Amendment .......................................................................................................... 91 9.5 Extension, Waiver ................................................................................................ 91 9.6 Third-Party Beneficiaries ..................................................................................... 91 9.7 Assignment .......................................................................................................... 92 9.8 Severability .......................................................................................................... 92 9.9 Counterparts and Signature .................................................................................. 92 9.10 Interpretation ........................................................................................................ 92 9.11 Governing Law .................................................................................................... 93 9.12 Remedies .............................................................................................................. 93 9.13 Submission to Jurisdiction ................................................................................... 94 9.14 Disclosure Schedule ............................................................................................. 94 9.15 Parent Guarantee .................................................................................................. 95 9.16 Waiver of Jury Trial ............................................................................................. 95 9.17 Extension; Waiver ................................................................................................ 95 9.18 Certain Financing Provisions ............................................................................... 96 Exhibit A Form of Articles of Incorporation of the Surviving Corporation Exhibit B Form of Amended and Restated Bylaws of the Company

#96592628v24 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of this 7th day of March, 2023, by and among HNI Corporation, an Iowa corporation (the “Parent”), Ozark Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), and Kimball International, Inc., an Indiana corporation (the “Company”). The Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, the parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the Act, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger; WHEREAS, the board of directors of the Company (the “Company Board”) has as of the date hereof unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders; (ii) adopted this Agreement; (iii) approved the Merger; (iv) directed that this Agreement be submitted to the Company’s shareholders for approval; and (v) resolved to recommend approval of this Agreement by the Company’s shareholders; WHEREAS, the board of directors of the Parent (the “Parent Board”) has as of the date hereof unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the issuance of the shares of common stock of the Parent, par value $1.00 per share (“Parent Common Stock”), pursuant to this Agreement (the “Parent Stock Issuance”), are fair to, and in the best interests of, the holders of Parent Common Stock; (ii) adopted this Agreement; and (iii) approved the Merger and the Parent Stock Issuance; WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”) has as of the date hereof unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub’s sole shareholder; (ii) adopted this Agreement; and (iii) approved the Merger; and WHEREAS, the Parent, as the sole shareholder of Merger Sub, will approve this Agreement promptly following its execution. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, Merger Sub and the Company, intending to be legally bound, hereby agree as follows: ARTICLE I THE MERGER 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Act, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation of such merger, at the Effective Time.

2 #96592628v24 1.2 Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parent, Merger Sub and the Company shall cause articles of merger and/or other appropriate documents necessary under the Act to effectuate the Merger (in any such case, the “Articles of Merger”) to be duly prepared and executed in accordance with the relevant provisions of the Act and filed with the Secretary of State. The Merger shall become effective upon the due filing of the Articles of Merger with the Secretary of State or at such subsequent time or date as the Parent and the Company shall agree and specify in the Articles of Merger (the “Effective Time”). 1.3 Closing. Subject to the satisfaction or waiver (by the Party entitled to the benefit thereof in accordance with this Agreement, to the extent permitted by Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions at the Closing), and unless this Agreement has been terminated pursuant to its terms, the Closing shall take place (i) remotely by exchange of documents and signatures (or their electronic counterparts) on the fourth Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions at the Closing) shall be satisfied or waived in accordance with this Agreement, or (ii) on such other date or at such other place as the Parent and the Company agree in writing. 1.4 Effects of the Merger. At the Effective Time (a) the separate existence of Merger Sub shall cease, Merger Sub shall be merged with and into the Company and the Company shall continue as the Surviving Corporation in the Merger; (b) the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit A, until further amended in accordance with the Act, subject to Section 5.8(b); and (c) the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth on Exhibit B, until further amended in accordance with the Act, subject to Section 5.8(b). The Merger shall have the effects set forth in the applicable provisions of the Act and in this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation. 1.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until their successors are duly elected and qualified. 1.6 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, the Parent or any holder of shares of the capital stock of the Company or capital stock of Merger Sub:

3 #96592628v24 (a) Capital Stock of Merger Sub. Each share of the common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. (b) Cancellation of Treasury Stock, Subsidiary-Owned and Parent-Owned Stock. Any shares of Company Common Stock that are held in treasury of the Company and any shares of Company Common Stock owned by any Subsidiary of the Company, the Parent, Merger Sub or any other Subsidiary of the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor. (c) Merger Consideration for Company Common Stock. Subject to Section 1.7, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, shares to be cancelled in accordance with Section 1.6(b), Company RSUs and Company PSUs (together, the “Excluded Shares”)) (such shares of Company Common Stock other than the Excluded Shares, the “Eligible Shares”), shall be converted into the right to receive, in accordance with the terms of this Agreement, (i) $9.00 per share in cash, without interest, from the Parent (such amount of cash, the “Cash Consideration”), and (ii) a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio from the Parent (the “Parent Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). As used in this Agreement, “Exchange Ratio” means 0.1301. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Uncertificated Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 1.6(c) in accordance with the provisions of Section 1.7. (d) Adjustments to Merger Consideration. Subject to the limitations set forth in this Agreement, including Section 4.1(a) and Section 4.1(b), the Merger Consideration shall be adjusted to reflect fully and equitably the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, as applicable), reorganization, recapitalization or other like change with respect to Company Common Stock or Parent Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time. 1.7 Surrender of Certificates. (a) Paying Agent. Prior to the Effective Time, the Parent shall engage the Paying Agent, and at or immediately prior to the Effective Time, the Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Eligible Shares, for payment through the Paying Agent in accordance with this Section 1.7, the Payment Fund. The Payment Fund shall not be used for any other purpose other than as expressly provided for under this Agreement. The Parent shall take all actions necessary to ensure that, from and after the Effective Time, the Payment Fund includes at all times cash sufficient to satisfy the Parent’s obligation to pay the Cash Consideration under this Agreement, cash sufficient to pay any dividends and other distributions pursuant to Section 1.7(h), and cash sufficient to pay cash in

4 #96592628v24 lieu of fractional shares, pursuant to Section 1.7(i). Any interest and other income resulting from such investments (net of any losses) shall be paid to the Parent pursuant to Section 1.7(e). In the event the cash portion of the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 1.7(b), including any such diminishment as a result of investment losses, the Parent shall promptly deposit, or shall cause to be promptly deposited, additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments. The Parent or the Surviving Corporation shall pay, or cause to be paid, all charges and expenses of the Paying Agent in connection with the exchange of Eligible Shares pursuant to this Agreement. (b) Exchange Procedures. (i) Promptly (and in any event within three Business Days) after the Effective Time, the Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (A) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 1.7(g)) to the Paying Agent, and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 1.7(g)) in exchange for the Merger Consideration payable with respect thereto, with such letter of transmittal and such instructions in customary form with such other provisions as the Parent and the Company may mutually agree prior to the Closing. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 1.7(g)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be promptly paid in exchange therefor (1) Parent Common Stock representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.6(c) (after taking into account all shares of Company Common Stock then held by such holder), (2) cash in the amount equal to the Cash Consideration that such holder has the right to receive pursuant to Section 1.6(c), and (3) dividends and other distributions pursuant to Section 1.7(h) and cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 1.7(i), and the Certificate so surrendered shall forthwith be cancelled. (ii) Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article I. In lieu thereof, each holder of record of one or more Uncertificated Shares shall upon receipt by the Paying Agent of an “agent’s message” in customary form with respect to any Uncertificated Share (or such other evidence, if any, of transfer as the Paying Agent or the Parent may reasonably request) be promptly paid the Merger Consideration pursuant to, and in accordance with, the terms of this Agreement in respect of such Uncertificated Share, and such Uncertificated Share shall forthwith be cancelled. (c) Interest; Transfers; Rights Following the Effective Time. No interest will be paid or accrued on the cash payable upon the surrender of such Certificates or Uncertificated Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in

5 #96592628v24 proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent that such Tax either has been paid or is not required to be paid. Payment of the Merger Consideration with respect to Uncertificated Shares shall only be made to the Person in whose name such Uncertificated Shares are registered. Until surrendered as contemplated by this Section 1.7, each Certificate and all Uncertificated Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 1.6(c), without any interest thereon. (d) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of Certificates and cancellation of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates and Uncertificated Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article I, subject to Section 1.7(e). (e) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Certificates and Uncertificated Shares for one year after the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it) shall be delivered to the Parent, upon demand, and any holder of a Certificate or Uncertificated Shares who has not previously complied with this Section 1.7 shall be entitled to receive only from the Parent or the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) payment of its claim for Merger Consideration, without interest. (f) No Liability. To the extent permitted by applicable Law, none of the Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Parent, the posting by such Person of a bond in such reasonable and customary amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement. (h) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made with respect to shares of Parent

6 #96592628v24 Common Stock with a record date after the Effective Time shall be paid in respect of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock that a holder of such Certificate would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid in respect of any unsurrendered Certificate, in each case until the holder thereof shall surrender such Certificate in accordance with this Section 1.7. Following surrender of any such Certificate, there shall be paid to such holder of whole shares of Parent Common Stock issuable in exchange therefor, without interest and subject to applicable withholding Tax, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all whole shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole shares of Parent Common Stock were issued and outstanding as of the Effective Time. (i) No Fractional Shares of Parent Common Stock. No certificates or shares representing fractional shares of Parent Common Stock shall be issued upon the exchange of Eligible Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of Eligible Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates and Uncertificated Shares held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount (rounded to the nearest cent) equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the volume weighted average price per share of Parent Common Stock on the NYSE for the ten consecutive trading days ending the two trading days prior to the Closing Date as reported by Bloomberg, L.P. (such price, the “Parent Share Price”). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Paying Agent shall so notify the Parent, and the Parent shall cause the Paying Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. The payment of cash in lieu of fractional shares of Parent Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange for the purposes of avoiding the expense and inconvenience to the Parent that would be caused by the issuance of fractional shares of Parent Common Stock. 1.8 Company Stock Plans. (a) Company RSUs. (i) Effective as of the Effective Time, and if the Effective Time occurs prior to June 30, 2023, then each Company RSU that is scheduled to vest on June 30, 2023 shall vest in full and shall automatically be cancelled and converted into the right to receive an amount of cash (without any interest thereon and subject to applicable withholding

7 #96592628v24 Tax) from the Surviving Corporation equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) (I) the Cash Consideration plus the dividend equivalents that have accrued on such Company RSU, plus (II) the Parent Share Price multiplied by the Exchange Ratio. (ii) Effective as of the Effective Time, each Company RSU that is then outstanding and unvested, and which does not vest in accordance with Section 1.8(a) above, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a Company RSU with respect to Company Common Stock and shall thereafter constitute an award, on the same terms and conditions (including as to vesting and forfeiture) as were applicable under such Company RSU immediately prior to the Effective Time, with respect to the number (rounded to the nearest whole number) of shares of Parent Common Stock determined by multiplying (A) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time by (B) the RSU Exchange Ratio. For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, that are accrued but unpaid under an outstanding award of Company RSUs as of the Effective Time shall be converted consistent with the foregoing and remain subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable under such award of Company RSUs immediately prior to the Effective Time. (b) Effective as of the Effective Time, each Company PSU that is then outstanding and unvested shall vest (i) in the case of a Company RTSR, at a pro rata portion of the target amount based on the portion of the performance cycle then completed, or (ii) in the case of a Company EPS/RSU, the target amount, and in each case shall automatically be cancelled and converted into the right to receive an amount of cash (without any interest thereon and subject to applicable withholding Tax) from the Surviving Corporation equal to the product of (i) the total number of shares of Company Common Stock then underlying the vested portion of such Company PSU multiplied by (ii) (A) the Cash Consideration, plus (B) the Parent Share Price multiplied by the Exchange Ratio. (c) The Parent shall (i) cause the Surviving Corporation to make the payments contemplated by the foregoing Section 1.8(a)(i) and Section 1.8(b) (and subject to Section 1.10) as promptly as practicable (and in any event within ten Business Days) after the Effective Time, and (ii) cause the Surviving Corporation to maintain at all times from and after the Effective Time sufficient liquid funds to satisfy its obligations pursuant to Section 1.8(a)(i) and Section 1.8(b). (d) As soon as practicable following the execution of this Agreement, and in any event at least five Business Days prior to the anticipated Closing Date, the Company shall provide a notice to each Person who is a holder of Company RSUs or Company PSUs describing the treatment of and payment for such equity awards pursuant to this Section 1.8 and providing instructions for use in obtaining payment therefor, as applicable. The Company shall provide the Parent with a reasonable opportunity to review the notices described in this Section 1.8(d) reasonably in advance of providing said notices and the Company shall incorporate any reasonable comments provided by the Parent to the Company.

8 #96592628v24 (e) No later than ten days after the date hereof, the Company shall pass resolutions and take such other actions as are necessary to provide for the treatment of the Company RSUs and Company PSUs as contemplated by this Section 1.8, and shall promptly thereafter provide evidence thereof to the Parent that is reasonably satisfactory to the Parent. 1.9 Dissenting Shares. (a) Shares of Company Common Stock which are held by persons who are entitled to, have properly exercised, and not withdrawn or waived, dissenters rights with respect thereto (“Dissenting Shares”) in accordance with the Act will not be converted into the right to receive the Merger Consideration, but will be entitled in lieu thereof, to receive payment of the fair value of such Dissenting Shares in accordance with the provision of the Act unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the Act. The Parties acknowledge and agree that the holders of shares of Class B Common Stock of the Company are not entitled to any dissenters’ rights of appraisal under Chapter 44 of the Act. (b) The Company shall give prompt notice to the Parent of any exercise of dissenters’ rights in connection with the transactions contemplated by this Agreement, of any withdrawals of such demands and of any other instruments served pursuant to the Act and received by the Company relating to such dissenters’ rights, and the Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of the Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing. 1.10 Withholding Rights. Each of the Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any other recipient of payments hereunder any amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld and timely remitted by the Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder or other recipient in respect of which such deduction and withholding was made. ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to the Parent and Merger Sub that the statements contained in this Article II are true and correct, except (a) as disclosed in the Company SEC Reports filed with or furnished to the SEC since July 1, 2021 and publicly available prior to the date hereof (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward-looking disclosures contained under the captions “Risk Factors”, “Forward-Looking Statements” or any similar predictive, cautionary or forward-

9 #96592628v24 looking sections); provided that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 2.1, Section 2.2(a), Section 2.2(c), Section 2.3(a), Section 2.3(b), Section 2.4, Section 2.19 or Section 2.20 or (b) as set forth in the Company Disclosure Schedule, subject to Section 9.14. 2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The Company has all requisite corporate power and authority to own, lease and operate its material properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensing legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. Section 2.1 of the Company Disclosure Schedule contains correct and complete copies of the Company’s articles of incorporation and bylaws (and all amendments thereto) as in effect on the date of this Agreement. 2.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, par value $0.05 per share, and 100,000,000 shares of Class B Common Stock, par value $0.05 per share. The Company Common Stock is entitled to the rights and privileges set forth in the Company’s articles of incorporation. As of the Capitalization Date, (i) 36,407,670 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) 6,615,462 shares of Company Common Stock were held in treasury, (iii) 908,145 shares of Company Common Stock were underlying outstanding Company RSUs, and (iv) 286,410 shares of Company Common Stock were underlying outstanding Company PSUs. (b) The Company has made available to the Parent complete and accurate (i) copies of the Company Stock Plan and details regarding the number of shares of Company Common Stock reserved for future issuance under such Company Stock Plan, (ii) forms of agreements evidencing Company RSUs, (iii) forms of agreements evidencing Company PSUs, and (iv) forms of agreements evidencing any other equity or equity-linked award or compensation arrangement. All outstanding Company equity-based awards have been granted pursuant to, and in compliance with, the Company Stock Plan, and all Company RSUs and Company PSUs have been granted pursuant to one of the forms made available pursuant to the foregoing sentence, without any material deviation therefrom. Section 2.2(b) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the Capitalization Date, of each outstanding Company RSU and Company PSU, including (A) the name of the holder thereof, (B) the total number of shares of Company Common Stock that may be issued pursuant thereto, (C) the applicable grant date thereof, (D) the vesting conditions thereof (including, with respect to the Company PSUs, whether the award is a Company RTSR or a Company EPS/PSU) and (E) the dollar amount of accrued dividend equivalents thereon. There are no outstanding awards of Company “restricted stock”.

10 #96592628v24 (c) Except as set forth in Section 2.2(a) and for changes since the Capitalization Date resulting from the settlement of Company RSUs and Company PSUs outstanding on such date in accordance with their respective terms, as of the date hereof, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity or equity-based interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests or other cash or property that is based on the value of shares, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, phantom equity, call, right, commitment or agreement. None of the Company nor any of its Subsidiaries has any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. None of the Company, any of its Subsidiaries or any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. Except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company. No Subsidiary of the Company owns any Company Common Stock. (d) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 2.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Act, the Company’s articles of incorporation or bylaws or any agreement to which the Company is a party or is otherwise bound. (e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register, any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries. 2.3 Subsidiaries. (a) All of the issued and outstanding shares of capital stock of, or other equity securities in, each Subsidiary of the Company (i) have been, as applicable, duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (ii) except as set forth in Section 2.3(a)(ii) of the Company Disclosure Schedule, are owned, directly or indirectly, by the Company free and clear of all Liens.

11 #96592628v24 (b) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Subsidiary of the Company has all requisite entity power and authority to own, lease and operate its material properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. The Company has made available to the Parent true, correct and complete copies of the organizational documents of each Subsidiary of the Company (and all amendments thereto) as currently in effect, and no Subsidiary of the Company is in default in the performance, observation or fulfillment of its obligations under such documents, except for such defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. (c) The Company does not own or control, directly or indirectly, any equity securities of any Person that is not a Subsidiary of the Company. 2.4 Authority; No Conflict; Required Filings and Consents. (a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (with the Class A Common Stock and Class B Common Stock voting together as a single class for such purposes) (the “Company Shareholder Approval”), to consummate the Merger. The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger are in the best interests of the Company; (ii) adopted this Agreement; (iii) approved the Merger; (iv) directed that this Agreement and the Merger be submitted to the Company’s shareholders for approval; and (v) resolved to recommend approval of this Agreement and the Merger by the Company’s shareholders (the “Company Board Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). (b) The execution and delivery of this Agreement by the Company do not, and (subject to receipt of the Company Shareholder Approval) the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any

12 #96592628v24 violation or breach of, any provision of the articles of incorporation, bylaws or similar governing documents of the Company or any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute a default with or without notice or the lapse of time, or both (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or result (or, with or without notice or lapse of time, or both, would result) in the creation or imposition of any Lien on any asset, property or right of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties, rights or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (iv) of Section 2.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties, rights or assets, except in the case of clauses (ii) and (iii) of this Section 2.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the expiration or termination of any applicable waiting period with respect thereto; (ii) the filing of the Articles of Merger with the Secretary of State; (iii) the filing with the SEC of (A) a proxy statement in preliminary and definitive form (each as amended or supplemented from time to time, the “Proxy Statement”) with respect to the Company Meeting, and (B) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of NASDAQ; and (v) any such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. (d) Assuming the accuracy of the Parent’s and Merger Sub’s representation and warranty set forth in Section 3.4(d), the Company Shareholder Approval is the only vote of the holders of any class or series of the Company Common Stock necessary for the approval of this Agreement and the Merger or for the consummation by the Company of the Merger. 2.5 SEC Filings; Financial Statements; Information Provided.

13 #96592628v24 (a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since July 1, 2021. All such registration statements, forms, reports and other documents (including exhibits and all other information incorporated therein and any supplements or amendments thereto and those registration statements, forms, reports and other documents that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports”. The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (iii) except to the extent that information contained in a Company SEC Report has been revised, amended, modified or superseded by a later filed Company SEC Report prior to the date hereof, did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. The Company has not as of the date hereof received any written comments from the SEC with respect to any of the Company SEC Reports which remain unresolved. To the Company’s Knowledge, none of the Company SEC Reports is, as of the date hereof, subject to ongoing SEC review. No Subsidiary of the Company is required to file any form, report or other document with the SEC. (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end audit adjustments. (c) The Proxy Statement (i) on the date the Proxy Statement is first mailed to holders of shares of Company Common Stock, at the time of any amendment or supplement thereto and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading and (ii) will at all times comply as to form in all material respects with the requirements of the Exchange Act applicable to the Proxy Statement. Notwithstanding the foregoing provisions of this Section 2.5(c), no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement based upon information supplied by the Parent, Merger Sub or any of their respective Representatives expressly for use or incorporation by reference therein. (d) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing

14 #96592628v24 financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. (e) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurance that all information concerning the Company that could have a material effect on the financial statements is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ. The Company has established and at all times since July 1, 2021 has maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company’s principal executive officer and its principal financial officer have disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to the Parent a summary of the significant aspects of such disclosure, if any) (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since July 1, 2021, any material change in internal control over financial reporting and any significant deficiency or material weakness in the design or operation of internal control over financial reporting required to be disclosed in any Company SEC Report or in any form, report or document filed by the Company with the SEC has been so disclosed and each significant deficiency and material weakness previously so disclosed has been remediated in all material respects. (f) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Parent pursuant to which shares of Parent Common Stock issuable in the Merger will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time the Registration Statement is filed and at the time such Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to shareholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 3.5(e), the Proxy Statement will comply as to form in all material respects with the provisions of the

15 #96592628v24 Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by the Parent or Merger Sub specifically for inclusion or incorporation by reference therein. 2.6 No Undisclosed Liabilities. Except (a) as disclosed in the Company Balance Sheet, (b) for performance of obligations in the Ordinary Course of Business under Contracts binding upon the Company or any of its Subsidiaries (other than resulting from any breach or acceleration thereof) made available to the Parent prior to the date of this Agreement, (c) for liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet, (d) for liabilities incurred in connection with the entry into this Agreement and the consummation of the Transactions, and (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries do not have any liabilities of any nature. 2.7 Absence of Certain Changes or Events. (a) Since the date of the Company Balance Sheet, there has not been a Company Material Adverse Effect. (b) From July 1, 2021 through the date hereof, no Company Material Customer or Company Material Supplier has terminated, materially curtailed or, notified the Company or any of its Subsidiaries in writing (or, to the Knowledge of the Company, otherwise notified the Company or any of its Subsidiaries) that it intends to terminate or materially curtail its business relationship with the Company and the Company Subsidiaries. For purposes of this Agreement, “Company Material Customers” means the Company’s 15 largest customers for the fiscal year ended July 1, 2022 as measured by gross revenue, and “Company Material Suppliers” means the Company’s 15 largest suppliers for the fiscal year ended July 1, 2022, as measured by gross expenditures. (c) From the date of the Company Balance Sheet until the date of this Agreement, except for the transactions expressly contemplated hereby, (i) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business in all material respects, taking into account any changes to such practices as may have occurred prior to the date of this Agreement as a result of the outbreak of COVID-19, including compliance with COVID-19 Measures, and (ii) none of the Company or any of its Subsidiaries has taken any action that would have required the consent of the Parent under Section 4.1(a), (d)- (f), (g)(iii), (h), (j), (i), (n) or, solely with respect to the foregoing provisions, (o), had, in each case, such action occurred after the date of this Agreement. 2.8 Taxes. (a) The Company and each of its Subsidiaries have timely filed all material Tax Returns that the Company and each of its Subsidiaries were required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries have paid (or caused to be paid) on a timely basis all material Taxes due and payable by the Company and/or its Subsidiaries.

16 #96592628v24 (b) As of the date of this Agreement, no examination or audit of any Tax Return, or other Action in respect of any Tax, of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or has been proposed or threatened in writing, nor has any material written adjustment with respect to any Tax Return or material written claim for any additional Tax been received from a Governmental Entity by the Company or any of its Subsidiaries that has not been settled in full. There are no Liens for Taxes on any of the assets or properties of the Company or any of its Subsidiaries, other than Liens for Taxes that are Permitted Liens. (c) The Company and its Subsidiaries have complied in all material respects with applicable Laws for the withholding of Taxes and have timely withheld and paid over to the appropriate Governmental Entity all amounts of material Taxes required to be withheld and paid over. The Company and its Subsidiaries have complied in all material respects with applicable Laws regarding information reporting. (d) There is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of Taxes from the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is presently contesting any material Tax liability of the Company or its Subsidiaries before any Governmental Entity. (e) Neither the Company nor any of its Subsidiaries (i) has any material liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor, or (ii) is a party to or is bound by, or currently has any liability pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements entered into in the Ordinary Course of Business that are not primarily related to Taxes). (f) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4. (g) Neither the Company nor any of its Subsidiaries constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) in the two years prior to the date hereof. (h) Since July 1, 2019, no claim has been made in writing by a Governmental Entity in a jurisdiction where the Company does not file a particular type of Tax Return (or pay a particular type of Tax) that it is or may be required to file such type of Tax Return with, or pay such Tax to, that jurisdiction. (i) The Company will not be required to include any material item of income in, or to exclude any material item of deductions from, taxable income from any taxable period (or portion thereof) ending after the Closing as a result of any of the following occurring on or prior to the Closing: (i) adjustment pursuant to Section 481 of the Code (or any similar or analogous provision of state, local, or non-U.S. Law), (ii) closing agreement, as described in

17 #96592628v24 Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign law), (iii) deferred intercompany transaction or excess loss account arising under Section 1502 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local or non-U.S. Law) before the Closing, (iv) installment sale or open transaction made or entered into prior to the Closing, or (v) prepaid amount or deferred revenue received prior to the Closing. There is no application pending with any Governmental Entity requesting permission for any change in an accounting method of the Company or any Company Subsidiary, and no Governmental Entity has issued any written proposal regarding any such adjustment or change in accounting method. (j) Neither the Company nor any Subsidiary of the Company has (i) deferred any Taxes under Section 2302 of the CARES Act or (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act. (k) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) and has not been a USRPHC during the five (5) year period ending on the date of this Agreement. (l) Neither the Company nor any Subsidiary of the Company has executed or filed any power of attorney with respect to Taxes that will remain in effect after the Closing (other than any power of attorney entered into in the Ordinary Course of Business in connection with Tax compliance or filings). (m) Neither the Company nor any of its Subsidiaries have any material outstanding escheat or unclaimed property liabilities that are due and payable. (n) Neither the Company nor any of its Subsidiaries has any liability as result of an election pursuant to Section 965(h) of the Code. (o) None of the representations set forth in this Section 2.8 shall be interpreted as providing any representation, warranty or other assurance regarding the existence, amount, value or condition of, or the ability of Parent or any of its Affiliates (including, on or after the Closing Date, Surviving Corporation and its Subsidiaries) to utilize, any Tax assets or Tax attributes of the Company (including, but not limited to, any Tax loss carryforward, the Tax basis of any asset, net operating loss, Tax credit or any Tax method of accounting) after the Closing Date. Notwithstanding anything to the contrary in this Section 2.8 or Section 2.14, no representation in this Section 2.8 or Section 2.14 (other than a representation set forth in Section 2.8(i) or Section 2.8(j)) shall apply to any Taxes attributable to any Tax period (or portion thereof) beginning after the Closing Date. 2.9 Real Property. (a) Section 2.9(a) of the Company Disclosure Schedule sets forth the address and description of each parcel of real property owned in fee simple (the “Owned Real Property”) by the Company and any of its Subsidiaries. With respect to each parcel of Owned Real Property, except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

18 #96592628v24 (i) the Company or one of its Subsidiaries has good title to such Owned Real Property, free and clear of all Liens, except Permitted Liens; (ii) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof (in each case that is currently in effect); and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. (b) The real property demised by the leases described in Section 2.9(b) of the Company Disclosure Schedule (the “Leased Real Property”) constitutes all of the real property leased by the Company or any of its Subsidiaries. Except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Leased Real Property leases are in full force and effect in all material respects, and either the Company or one of its Subsidiaries holds a valid and enforceable leasehold interest under each such lease, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy or creditor’s rights laws. The Company has delivered or made available to the Parent and Merger Sub complete and accurate copies of each of the leases described in Section 2.9(b) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such lease, except in each case as would not be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received in the last two years any written notice from any lessor of Leased Real Property alleging the occurrence of a material violation or material breach of a Contract relating to such Leased Real Property. (c) Except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no material defects in the Owned Real Property and the Leased Real Property, and the Owned Real Property and the Leased Real Property are in good operating condition and repair, normal wear and tear excepted and other than items currently under repair, and adequate and suitable for the operation of the business of the Company, as currently conducted. 2.10 Intellectual Property. (a) Section 2.10(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of each of the issuances, registrations and applications for issuance or registration included in the Owned Intellectual Property Rights, specifying as to each such item, as applicable (i) the owner of such item, (ii) each jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item and (iv) the date of application and issuance or registration of such item. Section 2.10(a)(ii) of the Company Disclosure Schedule sets forth a true and complete list of each material unregistered trademark in the Owned Intellectual Property Rights. (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its

19 #96592628v24 Subsidiaries (i) solely own, free and clear of all Liens except for Permitted Liens, all Owned Intellectual Property Rights, and hold all right, title and interest in and to all Owned Intellectual Property Rights, and hold the Company’s or its applicable Subsidiary’s rights under all Licensed Intellectual Property Rights and (ii) have legally enforceable, valid and sufficient rights to use, all Intellectual Property used or held for use in, or necessary for, the operation of the businesses of each of the Company and its Subsidiaries as currently conducted and as planned to be conducted. (c) The conduct of the Company and its Subsidiaries in the operation of the business of each of the Company and its Subsidiaries as presently conducted and as conducted in the prior three years, does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No claims, actions, suits, investigations or proceedings are pending or, to the Knowledge of the Company, threatened in writing (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (ii) alleging that any Owned Intellectual Property Right or Licensed Intellectual Property Right is invalid or unenforceable or (iii) alleging that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person, except for claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Owned Intellectual Property Right or the Company’s or its applicable Subsidiary’s interest in any Licensed Intellectual Property Right and (ii) the Company and its Subsidiaries have taken commercially reasonable measures consistent with prudent industry practices to protect and maintain the confidentiality of all Intellectual Property of the Company and its Subsidiaries, the value of which to the Company or its Subsidiary is contingent upon maintaining the confidentiality thereof, including Trade Secrets, and there have been no unauthorized uses or disclosures of any such Intellectual Property. (e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there exist no restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights, and (ii) the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or the Company’s or its applicable Subsidiary’s rights under any Licensed Intellectual Property Rights or impair the right of Parent or any of its Affiliates to develop, use, sell, license or otherwise dispose of, or to bring any action for the infringement, misappropriation or other violation of, any Owned Intellectual Property Right or the Company’s or its applicable Subsidiary’s rights under any Licensed Intellectual Property Right. (f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its

20 #96592628v24 Subsidiaries have appropriate procedures in place designed to provide that all Intellectual Property conceived or developed by employees performing their duties for the Company and its Subsidiaries, and by third parties performing research and development for the Company or its Subsidiaries, have been assigned to the Company or its Subsidiary, as applicable, (ii) to the extent that any Intellectual Property has been developed or created by any third party (including any current or former employee), the Company or one of its Subsidiaries has a written agreement with such third party with respect thereto, which provides that the Company or its applicable Subsidiary either (A) has obtained ownership of and is the sole and exclusive owner of or (B) has obtained a valid right to exploit, sufficient for the conduct of its business, as currently conducted or proposed to be conducted, such Intellectual Property. (g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Assets owned, used, or held for use by the Company or any of its Subsidiaries are sufficient for the current needs of the businesses of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (A) data backup, (B) disaster avoidance and recovery procedures and (C) business continuity procedures, in each case consistent with industry practices, (iii) in the prior three years there has been no unauthorized use, access, disclosure, or other security incident of or involving any such IT Assets; and (iv) in the prior three years there have been no disruptions in any such IT Assets that adversely affected the operations of the business of the Company or any of its Subsidiaries. 2.11 Contracts. (a) Section 2.11 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of: (i) Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act); (ii) each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights, securities or properties (other than acquisitions or dispositions of inventory in the Ordinary Course of Business) with respect to which the Company reasonably expects that the Company and its Subsidiaries will make or receive annual payments in excess of $1,000,000 or aggregate payments in excess of $2,000,000, or that includes any ongoing indemnities (except for indemnities entered into the Company’s Ordinary Course of Business and pursuant to which the Company and its Subsidiaries have not incurred and do not reasonably expect to incur any material liabilities), “earnouts” or other contingent payment obligations; (iii) each Contract relating to outstanding Indebtedness (or commitments in respect thereof) of the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000 or that otherwise places a

21 #96592628v24 Lien (other than a Permitted Lien) on any portion of the assets of the Company or any of its Subsidiaries; (iv) each Contract for lease of personal property or real property involving payments in excess of $1,000,000 in any calendar year or aggregate payments in excess of $2,000,000 that are not terminable without penalty or other liability to the Company (other than any ongoing obligation pursuant to such contract that is not caused by any such termination) within 60 days; (v) each Contract that (A) limits or purports to limit in any material respect the freedom of the Company or its Subsidiaries (or, after the Effective Time, the Parent or its Subsidiaries) to compete or engage in any line of business or geographic location or with any Person or sell, supply or distribute any product or service in any geographic locations, including any Contract that requires the Company or its Subsidiaries (or, after the Effective Time, the Parent or its Subsidiaries) to work exclusively with any Person, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries (or, after the Effective Time, the Parent or its Subsidiaries), or (C) prohibits or limits the rights of the Company or any of its Subsidiaries (or, after the Effective Time, the Parent or its Subsidiaries) to (i) solicit, hire or retain any Person as an employee, consultant or independent contractor; or (ii) solicit any customer of any other Person, in each case of (i) and (ii), except that is not material to the business of the Company and its Subsidiaries, taken as a whole; (vi) each Contract involving the pending acquisition or sale of (or option to purchase or sell) any assets or properties of the Company with a purchase price in excess of $1,000,000; (vii) each material partnership, joint venture or limited liability company agreement or similar contract, other than such contracts solely between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries; (viii) each Collective Bargaining Agreement; (ix) each Contract with a PEO to which the Company or any of its Subsidiaries is a party or is subject; (x) each Contract for any Company Related Party Transaction; (xi) each agreement to which the Company or any of its Subsidiaries or any of their respective Affiliates is subject that contains any “most favored nation” or most favored customer provision, call or put option, preferential right, minimum purchase commitments or rights of first or last offer, negotiation or refusal, in each case other than (A) those contained in any agreement in which such provision is solely for the benefit of the Company or any of its Subsidiaries or (B) is not material to the business of the Company and its Subsidiaries, taken as a whole; (xii) each Contract pursuant to which the Company or any of its Subsidiaries (A) has been granted a license, covenant not to sue or other right to use, any Intellectual Property, which license, covenant or other right is material to the businesses of the

22 #96592628v24 Company and its Subsidiaries, other than any license for off-the-shelf software that is generally commercially available on nondiscriminatory pricing terms, or employee invention assignment agreements on the Company’s form entered into in the Ordinary Course of Business, or (B) has granted to any third party any license, covenant not to sue or other right to use to use any material Intellectual Property; (xiii) any Contract (A) requiring the Company or any Company Subsidiary that is reasonably expected to involve expenditures by the Company or any of its Subsidiaries of more than $3,000,000 or (B) that is reasonably expected to involve payments to the Company or any of its Subsidiaries of more than $3,000,000, in the case of each of subclauses (A) and (B), individually or in the aggregate with respect to such Contract or series of related Contracts, in any fiscal year; (xiv) any Contract involving the settlement of any Action or threatened Action (or series of related Actions) (A) which will (x) involve payments after the date hereof of consideration in excess of $1,000,000, individually or in the aggregate or (y) impose monitoring or reporting obligations to any other Person outside the Ordinary Course of Business or (B) with respect to which material conditions precedent to the settlement have not been satisfied; (xv) any Government Contract, excluding settlement agreements described in the Company SEC Reports filed prior to the date hereof and sales or supply agreements entered into in the Ordinary Course of Business; (xvi) any Contract not otherwise described in any other subsection of this Section 2.11 that is material to the Company and the Company Subsidiaries, taken as a whole, and cannot be terminated by the Company or such Company Subsidiary on less than sixty (60) days’ notice without material payment or penalty; (xvii) any stockholders, investors rights, registration rights or similar Contract or arrangement; and (xviii) each Contract relating to any interest rate swap or other derivative or hedging transaction to which any of the Company or any of its Subsidiaries is a party. (b) Collectively, the Contracts of the types set forth in Section 2.11 (whether or not set forth on Section 2.11 of the Company Disclosure Schedule) are herein referred to as the “Company Material Contracts”. A complete and correct copy of each Company Material Contract has been made available to the Parent or publicly filed with the SEC prior to the execution of this Agreement. Each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

23 #96592628v24 (c) Since July 1, 2020, neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports prior to the date hereof. (d) With respect to each Government Contract to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties, rights or assets are bound, the Company and any applicable Subsidiaries have complied with the terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly therein, by reference or by operation any laws or regulations, except for any failure to comply that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. (e) Neither the Company nor any of the Company’s Subsidiaries is a party to any commitment or agreement obligating the Company to file a registration statement under the Securities Act, which filing has not yet been made. 2.12 Litigation. There is no Action pending or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries or any of their respective properties, rights or assets, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. There are no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries or any of their respective properties, rights or assets that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. 2.13 Environmental Matters. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries is, and in the three-year period prior to the date hereof, has been, in compliance with all Environmental Laws; (ii) the Company and its Subsidiaries have, in the three-year period prior to the date hereof, have had, all Permits, licenses and other authorizations required under any Environmental Law, (iii) the Company and its Subsidiaries are, in the three-year period prior to the date hereof, have been, in compliance with such Permits, licenses and other authorizations; (iv) there is no Action relating to any Environmental Laws that is pending or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries or relating to any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has, in the three-year period prior to the date hereof, received any notice of or entered into or assumed (by contract or operation of law or otherwise), any claim, obligation, liability, order, settlement, judgment, injunction or decree relating to any violation or alleged or suspected violation of any Environmental Laws or release or alleged or suspected release of Hazardous Substances; (vi) there has been no release of Hazardous Substances or violation of Environmental Laws at, on, under or from any real property currently or formerly owned, leased or used by the Company or any of its Subsidiaries; (vii) there are no underground storage tanks, septic tanks, sumps, pits, ponds, impoundments, lagoons, landfills, waste piles, or disposal areas, or the presence of any Hazardous Substances in violation of Environmental Laws or requiring

24 #96592628v24 notification, investigation or any other type of response under Environmental Laws at any real property currently or formerly owned, leased or used by the Company or any of its Subsidiaries; and (viii) neither the Company nor its Subsidiaries are currently conducting or required by any Environmental Law to conduct any investigation or remediation of any Hazardous Substances. 2.14 Employee Benefit Plans. (a) Section 2.14(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Company Employee Plans and identifies which Company Employee Plans are PEO Plans. (b) With respect to each Company Employee Plan covering U.S. Company Employees (unless otherwise noted herein) in effect on the date of this Agreement, the Company has made available to the Parent a copy of (i) such Company Plan, including amendments thereto, (ii) the summary plan description, if any, (iii) the most recent annual report (Form 5500) filed with the IRS, if any, for any Company Plan (iv) the most recent determination or opinion letter, if any, from the IRS; (v) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (vi) any notices from the last three years to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Entity relating to any compliance issues in respect of any Company Plan. With respect to each Company Employee Plan covering non-U.S. Company Employees, the Company has made available to the Parent a copy of each material Company Employee Plan. (c) Each Company Plan, and to the Company’s Knowledge, each PEO Plan, is being and has been maintained, funded and administered in accordance with ERISA, the Code and all other applicable Laws and the regulations thereunder and in accordance with its terms, except for failures to so administer such Company Employee Plan as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Employee Plan, all material contributions (including all employer contributions and employee salary reduction contributions) and premium payments that are due to be paid by the Company or one of its Subsidiaries have been timely made and all contributions and premium payments for any period ending on or before the Closing Date that are not yet due to be paid by the Company or one of its Subsidiaries have been made or properly accrued. (d) With respect to the Company Employee Plans, there are no benefit obligations of the Company or any of its Subsidiaries for which contributions have not been made or properly accrued to the extent required by GAAP, except for failures to make such contributions or accruals for contributions as would not, individually or in the aggregate, reasonably be expected to be material. (e) All the Company Employee Plans, and to the Company’s Knowledge, all the PEO Plans, that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the IRS or are subject to a current advisory opinion from the IRS, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Nothing has occurred with respect to any such

25 #96592628v24 Company Employee Plan, or the Company’s Knowledge any such PEO Plan, that could reasonably be expected to adversely affect the qualification of such Company Employee Plan. (f) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents or any administrator or fiduciary of any Company Employee Plan has, with respect to any Company Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that would result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code or any breach of fiduciary duty (as determined under ERISA), in each case applicable to the Company, any of its Subsidiaries or any Company Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation. (g) Other than routine claims for benefits, there are no Actions, governmental audits or investigations that are pending or, to the Company’s Knowledge, threatened against or involving any Company Plan, or, to the Company’s Knowledge, any PEO Plan, or asserting any rights to or claims for benefits under any Company Plan or, to the Company’s Knowledge, any PEO Plan. (h) None of the Company, any of the Company’s Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is obligated to contribute to or otherwise has any liability (whether current or contingent) with respect to, and during the past six years, none of the Company, any of the Company’s Subsidiaries nor any of their respective ERISA Affiliates has sponsored, maintained, contributed to, had been obligated to contribute to or otherwise had any liability (whether current or contingent) with respect to (i) any employee benefit plan that is subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (v) a “voluntary employees’ beneficiary association” within the meaning of Section 509(c)(9) of the Code, or (vi) a defined benefit plan. (i) No Company Employee Plan provides, and no PEO Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, post-termination or retiree life insurance, health or other welfare benefits to any Person, except as may be required by Section 4980B of the Code or any similar Law. (j) The Company, its Subsidiaries and each Company Plan and, to the Company’s Knowledge, PEO Plan, which is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code and Section 607(1) of ERISA) comply and have complied in all material respects with the applicable requirements of Section 4980B of the Code, Sections 601- 609 of ERISA, and the applicable provisions of the Patient Protection and Affordable Care Act. None of the Company or any of its Subsidiaries, nor any Company Plan, nor the Company’s Knowledge, any PEO Plan or any other Person, has engaged in a transaction or has taken or failed to take action in connection with a Company Employee Plan which would reasonably be expected to subject to any Company Employee Plan, the Company or any of its Subsidiaries to

26 #96592628v24 either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4971 through 4980H, inclusive, 5000 or 5000A of the Code (k) Except as set forth in Section 2.14(k) of the Company Disclosure Schedule or as contemplated by Section 1.8 of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer, director or individual independent contractor of the Company or any of the Company’s Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) under any Company Employee Plan or Contract; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of the Company’s Subsidiaries under any Company Employee Plan or Contract; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits under any Company Employee Plan or Contract; or (iv) limit or restrict the right of the Company or any of the Company’s Subsidiaries to merge, amend or terminate any Company Employee Plan in accordance with its terms and applicable Law. Without limiting the foregoing, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, director or individual independent contractor of the Company or any of the Company’s Subsidiaries. (l) Each Company Employee Plan has been maintained, in form and operation, in all respects in compliance with Section 409A of the Code, and, except as set forth in Section 2.14(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code. (m) Except as required by applicable Law, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Company Employee Plan that is not an individual agreement at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits). 2.15 Compliance with Laws. (a) The Company, its Subsidiaries and their respective businesses are, and at all times since July 1, 2021 have been, in compliance with all applicable Laws, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. None of the Company or any of its Subsidiaries have received since July 1, 2021 any written correspondence from any Governmental Entity with respect to any violation or alleged violation of any applicable Law by the Company or any of its Subsidiaries.

27 #96592628v24 (b) The Company is, and since July 1, 2021 has been, in compliance in all material respects with (i) the applicable listing and other rules and regulations of NASDAQ and (ii) the applicable provisions of the Sarbanes-Oxley Act. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since July 1, 2021, the Company and each of its Subsidiaries have at all times conducted all export transactions in accordance with (i) all applicable U.S. export and re-export controls, including the United States Export Administration Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) statutes, executives orders and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the United States Department of State, (iii) import control statutes and regulations administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Department of Treasury, and (v) all applicable sanctions, export and import controls and anti- boycott Laws of all other countries in which the business of the Company or any of its Subsidiaries is conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has been since July 1, 2021 or currently is the subject of a charging letter or penalty notice issued, or, to the Knowledge of the Company, an investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, nor are there any currently pending internal investigations by the Company pertaining to such matters. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company, its Subsidiaries and, to the Knowledge of the Company, their respective Representatives are, and since July 1, 2021 have been, in compliance in all material respects with: (i) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”), as if its foreign payments provisions were fully applicable to the Company, its Subsidiaries and such Representatives, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money- laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. 2.16 Permits. The Company and its Subsidiaries hold and at all times since July 1, 2021 held all Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Company Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably

28 #96592628v24 be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. 2.17 Labor Matters. (a) Except as set forth in Section 2.17(a) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to any Collective Bargaining Agreement and no such agreement is being negotiated, (ii) to the Knowledge of the Company, there is no pending union representation petition involving employees of the Company or any of its Subsidiaries and none has been pending in the past three years, (iii) the Company does not have Knowledge of any activity or Action of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees that is currently pending or has occurred in the past three years, and (iv) no service provider with respect to the Company or any of its subsidiary is subject to a PEO relationship. (b) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby require the Company or any of its Subsidiaries to seek or obtain any consent, engage in consultation with, or issue any notice to or make any filing with (as applicable) any labor organization, trade union or employee representative body of employees, or Governmental Entity with respect to any employee. (c) There is no unfair labor practice, charge or grievance arising out of a Collective Bargaining Agreement, other agreement with any labor union, or other labor-related grievance Action against the Company or any of its Subsidiaries pending, or, to the Knowledge of the Company, threatened. (d) There is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries, and no such events have occurred in the past three years. (e) The Company and its Subsidiaries are, and since July 1, 2019 have been, in compliance in all respects with all applicable Laws respecting employment and employment practices, and there are no, and in the past 3 years there have not been any, Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that would not reasonably be expected to be material. Since July 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to the Company or any of its Subsidiaries, except in each case as would not be expected to result in material liability to the Company and its Subsidiaries.

29 #96592628v24 (f) Except as would not be expected to result in material liability to the Company and its Subsidiaries, all individuals who perform or have performed services for the Company or any Subsidiary thereof in the past three years have been properly classified in all respects under applicable Law as employees or individual independent contractors and for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and applicable state Law), and no such individual has been improperly included or excluded from any Employee Plan. Except as would not result in material liability to the Company and its Subsidiaries: (A) the Company and its Subsidiaries have timely paid all wages, salaries, wage premiums, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former employees and individual independent contractors under applicable Law, Company Employee Plan or Contract; and (B) neither the Company nor its Subsidiaries is liable for any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation. (g) Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries and other payments to employees, and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business). (h) During the three (3) years prior to the date of this Agreement, neither the Company nor any Subsidiary thereof has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in, and pursuant to, WARN). (i) In the past three (3) years, (i) no formal written allegations of sexual harassment have been made through the Company’s internal reporting procedures against any employee at the level of Vice President or above, other than any allegations that the Company or Subsidiary thereof reasonably determined, after due inquiry, did not have merit and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by any employee at the level of Vice President or above. 2.18 Opinion of Financial Advisor. The financial advisor of the Company, J.P. Morgan, has delivered to the Company Board an opinion to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, limitations, factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger as provided in this Agreement is fair, from a financial point of view, to such holders. An executed copy of the aforementioned opinion has been made available to the Parent, it being understood that such opinion is being provided solely for informational purposes, is for the benefit of the Company and may not be relied upon by the Parent or Merger Sub or their respective Affiliates. 2.19 Takeover Laws. Assuming the accuracy of the representations and warranties of the Parent and Merger Sub in Section 3.4(d), the Company Board has taken all actions necessary

30 #96592628v24 so that the requirements and restrictions contained in the Act and the Company’s articles of incorporation and bylaws shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. 2.20 Brokers. Except as set forth on Section 2.20 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. 2.21 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the material insurance policies held by the Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Material Company Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Material Company Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy. 2.22 Related Party Transactions. Except as set forth in the Company SEC Reports prior to the date hereof or Section 2.11(a)(x), there are no transactions, agreements, arrangements or understandings between the Company or any Subsidiary of the Company, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed (each of the foregoing, a “Company Related Party Transaction”). 2.23 Privacy and Data Security. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have at all times in the prior three years complied, and presently comply, with all applicable Privacy Legal Requirements, and their own respective privacy policies, terms of use and contractual obligations and (ii) the Company and its Subsidiaries have taken appropriate actions (including reasonable and appropriate administrative, technical and physical safeguards) to protect Personal Information in their possession or under their control against unauthorized or unlawful access, use, modification, disclosure or other misuse. (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) in the prior three years

31 #96592628v24 neither the Company nor any of its Subsidiaries has received any written notice from any applicable Governmental Entity alleging a violation of any Privacy Legal Requirements by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been threatened in writing to be charged with any such violation by any Governmental Entity; (ii) no claims have been asserted or threatened against the Company or any of its Subsidiaries (and to the knowledge of the Company, no such claims are likely to be asserted or threatened) by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any Privacy Legal Requirements, or the Company’s privacy policies, terms of use or contractual obligations and (iii) to the Knowledge of the Company, in the prior three years there has been no unauthorized use, access, disclosure, or other security incident of or involving Personal Information in the possession of or under the control of the Company or any of its Subsidiaries. 2.24 Exclusivity of Representations and Warranties. (a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III: (i) none of the Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Parent, Merger Sub, their respective Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger; (ii) no Person has been authorized by the Parent, Merger Sub or any of their respective Subsidiaries, or any of their respective Affiliates or Representatives, to make any representation or warranty relating to the Parent, Merger Sub and their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company, its Subsidiaries, or any of their respective Affiliates or Representatives as having been authorized by the Parent, Merger Sub and their respective Subsidiaries, or any of their respective Affiliates or Representatives (or any other Person); and (iii) the representations and warranties made by the Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company, its Subsidiaries, or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements). (b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: (i) any representation or warranty, express or implied;

32 #96592628v24 (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company, its Subsidiaries, or any of their respective Affiliates or Representatives; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB The Parent and Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article III are true and correct, except (a) as disclosed in the Parent SEC Reports filed with or furnished to the SEC since January 2, 2022 and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward-looking disclosures contained under the captions “Risk Factors”, “Forward-Looking Statements” or any similar predictive, cautionary or forward looking sections) or (b) as set forth in the Parent Disclosure Schedule, subject to Section 9.14. 3.1 Organization, Standing and Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, has all requisite corporate power and authority to own, lease and operate its material properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensing legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Parent to consummate the Merger. The Parent has publicly filed correct and complete copies of the Parent’s articles of incorporation and bylaws (and all amendments thereto) as in effect on the date of this Agreement. 3.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of the Parent consists of (i) 200,000,000 shares of Parent Common Stock, and (ii) 2,000,000 shares of preferred stock, par value $1.00 per share (“Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). The Parent Capital Stock is entitled to the rights and privileges set forth in the Parent’s articles of incorporation. As of the Capitalization Date, 41,674,174 shares of Parent Common Stock were issued and outstanding (not including shares held in treasury), (ii) 0 shares of Parent Preferred Stock were issued and outstanding, (iii) 49,005,818 shares of Parent Common Stock were held in treasury, and (iv) 3,088,637 shares of Parent Common Stock were subject to outstanding equity awards under the Parent Stock Plans (“Parent Equity Awards”).

33 #96592628v24 (b) The Parent has made available to the Company complete and accurate (i) copies of each Parent Stock Plan and details regarding the number of shares of Parent Common Stock reserved for future issuance under such Parent Stock Plan, (ii) forms of agreements evidencing Parent Equity Awards, and (iii) forms of agreements evidencing any other equity or equity-linked award or compensation arrangement. (c) Except (i) as set forth in Section 3.2(a) and for changes since the Capitalization Date resulting from the exercise or settlement of Parent Equity Awards outstanding on such date in accordance with their respective terms and (ii) as reserved for future grants under each Parent Stock Plan as of the date of this Agreement, as of the date hereof, (A) there are no equity securities of any class of the Parent, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound obligating the Parent or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Parent or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Parent does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. None of the Parent, any of its Subsidiaries or any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Parent. (d) All outstanding shares of Parent Capital Stock are, and all shares of Parent Capital Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Iowa Act, the Parent’s articles of incorporation or bylaws or any agreement to which the Parent is a party or is otherwise bound. (e) There are no obligations, contingent or otherwise, of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register, any shares of Parent Capital Stock or the capital stock of any of the Parent’s Subsidiaries. 3.3 Subsidiaries. (a) All of the issued and outstanding shares of capital stock of, or other equity securities in, each Subsidiary of the Parent (x) have been, as applicable, duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (y) except as set forth in Section 3.3(a) of the Parent Disclosure Schedule, are owned, directly or indirectly, by the Parent free and clear of all Liens.

34 #96592628v24 (b) Each Subsidiary of the Parent is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite entity power and authority to own, lease and operate its material properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had and would not reasonably be expected to have a Parent Material Adverse Effect. No Subsidiary of the Parent is in default in the performance, observation or fulfillment of its obligations under the organizational documents of such Subsidiary as currently in effect, except for such defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. (c) The Parent does not own or control, directly or indirectly, any equity securities of any Person that is not a Subsidiary of the Parent. (d) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no other business activities other than in connection with its organization and the transactions contemplated hereby. 3.4 Authority; No Conflict; Required Filings and Consents. (a) Each of the Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the Merger Sub Shareholder Approval, to consummate the Merger. The Parent Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger are in the best interests of the Company; (ii) adopted this Agreement; and (iii) approved the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, subject only to the adoption of this Agreement by the Parent as sole shareholder of Merger Sub (the “Merger Sub Shareholder Approval”), which shall occur promptly after the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of the Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. (b) The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the consummation by the Parent and Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or bylaws of the Parent, Merger Sub or any other Subsidiary of the Parent, (ii) conflict with, or result in any violation or breach of, or constitute a default with or without notice or the lapse of time, or both (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or result (or, with or without notice or lapse of time, or both, would result) in the creation or imposition of any Lien on any asset, property or right of the

35 #96592628v24 Parent, Merger Sub or any other Subsidiary of the Parent under, any of the terms, conditions or provisions of any Contract to which the Parent or any of such Subsidiaries is a party or by which any of them or any of their properties, rights or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (iv) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or any of its Subsidiaries or any of its or their respective properties, rights or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Parent or Merger Sub to consummate the Merger. (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Parent Capital Stock are listed for trading is required by or with respect to the Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Parent and Merger Sub or the consummation by the Parent and Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification report by the Parent and Merger Sub under the HSR Act, and the expiration or termination of any applicable waiting period with respect thereto; (ii) the filing of the Articles of Merger with the Secretary of State; (iii) the filing with the SEC of such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of NYSE; and (v) any such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Parent and Merger Sub to consummate the Merger. (d) Other than by reason of this Agreement or the transactions contemplated hereby, neither the Parent nor Merger Sub is an “interested shareholder” (as defined in Section 23-1-43-10 of the Act) of the Company or any of its Subsidiaries. 3.5 SEC Filings; Financial Statements; Information Provided. (a) The Parent has filed all registration statements, forms, reports and other documents required to be filed by the Parent with the SEC since January 2, 2021. All such registration statements, forms, reports and other documents (including exhibits and all other information incorporated therein and any supplements or amendments thereto and those registration statements, forms, reports and other documents that the Parent may file after the date hereof until the Closing) are referred to herein as the “Parent SEC Reports”. The Parent SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply

36 #96592628v24 when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Parent SEC Reports and (iii) except to the extent that information contained in a Parent SEC Report has been revised, amended, modified or superseded by a later filed Parent SEC Report prior to the date hereof, did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. The Parent has not as of the date hereof received any written comments from the SEC with respect to any of the Parent SEC Reports which remain unresolved. To the Parent’s Knowledge, none of the Parent SEC Reports is, as of the date hereof, subject to ongoing SEC review. No Subsidiary of the Parent is required to file any form, report or other document with the SEC. (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Parent SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end audit adjustments. (c) The Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Parent’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. (d) The Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurance that all information concerning the Parent that could have a material effect on the financial statements is made known on a timely basis to the individuals responsible for the preparation of the Parent’s filings with the SEC and other public disclosure documents. The Parent is in compliance in all material respects with the applicable listing and other rules and regulations of NYSE. The Parent has established and at all times since January 2, 2021 has maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. The Parent’s principal executive officer and its principal financial officer have disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement,

37 #96592628v24 to the Parent’s auditors and the audit committee of the Parent Board (and made available to the Company a summary of the significant aspects of such disclosure, if any) (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Parent’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. Since January 2, 2021, any material change in internal control over financial reporting and any significant deficiency or material weakness in the design or operation of internal control over financial reporting required to be disclosed in any Parent SEC Report or in any form, report or document filed by the Parent with the SEC has been so disclosed and each significant deficiency and material weakness previously so disclosed has been remediated in all material respects. (e) None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to shareholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 2.5(f), the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by the Parent or Merger Sub with respect to statements made therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. 3.6 No Undisclosed Liabilities. Except (a) as disclosed in the Parent Balance Sheet, (b) for performance of obligations in the Ordinary Course of Business under Contracts binding upon the Parent or any of its Subsidiaries (other than resulting from any breach or acceleration thereof), (c) for liabilities incurred in the Ordinary Course of Business since the date of the Parent Balance Sheet, (d) for liabilities incurred in connection with the entry into this Agreement and the consummation of the Transactions, and (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the Parent and its Subsidiaries do not have any liabilities of any nature. 3.7 Absence of Certain Changes or Events. (a) Since the date of the Parent Balance Sheet, there has not been a Parent Material Adverse Effect. (b) From the date of the Parent Balance Sheet until the date of this Agreement, except for the transactions expressly contemplated hereby, the business of the Parent and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business in all material respects, taking into account any changes to such practices as may have occurred prior to the date of this Agreement as a result of the outbreak of COVID-19, including compliance with COVID-19 Measures.

38 #96592628v24 3.8 Litigation. There is no Action pending or, to the Parent’s Knowledge, threatened, against the Parent or any of its Subsidiaries, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or would reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger. There are no judgments, orders or decrees outstanding against the Parent or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect or would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent to consummate the Merger. 3.9 Compliance with Laws. (a) The businesses of the Parent and its Subsidiaries are not currently being conducted, and at no time since January 2, 2021 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of the Parent or any of its Subsidiaries have received since January 2, 2021 any written correspondence from any Governmental Entity with respect to any violation or alleged violation of any applicable Law by the Parent or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (b) The Parent is, and since January 2, 2021 has been, in compliance in all material respects with (i) the applicable listing and other rules and regulations of NYSE and (ii) the applicable provisions of the Sarbanes-Oxley Act. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 2, 2021, the Parent and each of its Subsidiaries have at all times conducted all export transactions in accordance with (i) all applicable U.S. export and re-export controls, including the United States Export Administration Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) statutes, executives orders and regulations administered by OFAC and the United States Department of State, (iii) import control statutes and regulations administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Department of Treasury, and (v) all applicable sanctions, export and import controls and anti-boycott Laws of all other countries in which the business of the Parent or any of its Subsidiaries is conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither the Parent nor any of its Subsidiaries has been since January 2, 2021 or currently is the subject of a charging letter or penalty notice issued, or, to the Knowledge of the Parent, an investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, nor are there any currently pending internal investigations by the Parent pertaining to such matters. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the Parent, its Subsidiaries and, to the Knowledge of the Parent, their respective Representatives are, and since January 2, 2021 have been, in compliance in all material respects with: (i) the provisions of the FCPA, as if its foreign

39 #96592628v24 payments provisions were fully applicable to the Parent, its Subsidiaries and such Representatives, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money- laundering Laws of each jurisdiction in which the Parent and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Parent or any of its Subsidiaries. 3.10 Permits. The Parent and its Subsidiaries hold and at all times since January 2, 2021 held all Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Parent Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of the Parent, threatened, and the Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect or failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. 3.11 Brokers. Except as set forth on Section 3.11 of the Parent Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Parent, Merger Sub or any of their respective Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. 3.12 Related Party Transactions. Except as set forth in the Parent SEC Reports, there are no transactions, agreements, arrangements or understandings between the Parent or any Subsidiary of the Parent, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly-owned Subsidiary of the Parent, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed (each of the foregoing, a “Parent Related Party Transaction”). 3.13 Financing. (a) The Parent has delivered to the Company a true and complete copy of (i) the executed Debt Commitment Letter and (ii) the executed Debt Fee Letter (which may be redacted as to fees, yield or interest rate caps, original issue discount amounts, economic terms, flex terms and successful syndication level and other terms that are customarily redacted in connection with transactions of this type and would not adversely affect the conditionality, enforceability, availability, net cash proceeds or principal amount (except, in the case of the net cash proceeds or principal amount, as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the Debt Financing). Except as expressly set forth in the Debt Commitment Letter and Debt Fee Letter, there are no conditions precedent to the obligations of the Debt Financing Sources party to the Debt Commitment Letter to provide the Debt Financing or any contingencies that would permit the Debt Financing Sources to reduce the total amount of the Debt Financing, including any condition or other contingency relating to the total amount or availability of the Debt Financing pursuant to any market flex provision. As of

40 #96592628v24 the date of this Agreement, neither the Parent nor any Subsidiary of the Parent has entered into any agreement, side letter or other arrangement relating to the debt financing of the Transactions, in each case, that would reasonably be expected to adversely affect the conditionality, enforceability, availability or principal amount of the Debt Financing, other than as set forth in the Debt Commitment Letter and the Debt Fee Letter. The commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and represents (A) a valid, binding and enforceable obligation of the Parent and (B) to the Parent’s Knowledge, a valid, binding and enforceable obligation of each other party thereto, in the case of each of clauses (A) and (B), except as may be limited by applicable Bankruptcy and Equity Exceptions. The Parent or a Subsidiary of the Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are required to be paid pursuant to the terms of the Debt Commitment Letter and the Debt Fee Letter on or prior to the date of this Agreement. As of the date of this Agreement, to the Parent’s Knowledge, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or default on the part of the Parent or any other party thereto under the Debt Commitment Letter. As of the date of this Agreement, assuming the satisfaction of all of the conditions in Section 6.1 and Section 6.3 of this Agreement, the Parent has no reason to believe that any of the conditions to funding set forth in the Debt Commitment Letter will not be satisfied, nor does the Parent have Knowledge, as of the date of this Agreement, that the Debt Financing will not be made available to the Parent on the Closing Date in accordance with the terms of the Debt Commitment Letter. (b) Assuming the satisfaction of all of the conditions in Section 6.1 and Section 6.3 of this Agreement, the proceeds of the Debt Financing (after giving effect to any market flex provision), if funded in accordance with the Debt Commitment Letter, together with any available cash of the Parties and their respective Subsidiaries, shall constitute sufficient funds for the Parent and Merger Sub to (i) pay the Cash Consideration, (ii) pay the Payoff Amount pursuant to Section 5.14, and (iii) pay all related fees and expenses of the Parent, Merger Sub and their respective Representatives pursuant to this Agreement (such payments, the “Required Uses”). For the avoidance of doubt, in no event shall the receipt or availability of any financing, including the Debt Financing, by the Parent or any Subsidiary of the Parent be a condition to any of the Parent’s or Merger Sub’s obligations hereunder. (c) Neither the Parent nor Merger Sub is entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors of the Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries. Assuming the satisfaction of the conditions set forth in Article VI, the accuracy of the representations and warranties of the Company in Article II and the estimates, projections or forecasts provided by or on behalf of the Company and its Subsidiaries to the Parent prior to the date hereof have been prepared in good faith on assumptions that were, and continue to be, reasonable at and immediately after the Effective Time, then immediately following the consummation of the transactions contemplated by this Agreement, including any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letter, (i) the present fair saleable value (determined on a going concern basis) and the fair value of the assets of the Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries, taken as a whole on a consolidated basis, will be greater than the total amount of

41 #96592628v24 their probable liabilities (including a reasonable estimate of the probable amount of all contingent liabilities), (ii) the Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries, taken as a whole on a consolidated basis, will be able to pay their respective debts and obligations in the ordinary course of business as they mature and become due, and (iii) the Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries, taken as a whole on a consolidated basis, will not have, or have access to, unreasonably small capital to carry on their respective businesses and the businesses in which they are about to engage. For the purposes of this Section 3.13(c), a reasonable estimate of the probable amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. 3.14 Exclusivity of Representations and Warranties. (a) No Other Representations and Warranties. Each of the Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II: (i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger; (ii) no Person has been authorized by the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives, to make any representation or warranty relating to the Company and its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company and its Subsidiaries, or any of their respective Affiliates or Representatives (or any other Person); and (iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Parent and Merger Sub hereby disclaim any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements). (b) No Reliance. Each of the Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: (i) any representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or

42 #96592628v24 information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. ARTICLE IV CONDUCT OF BUSINESS 4.1 Covenants of the Company. Except (i) as otherwise expressly permitted or required by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 4.1 of the Company Disclosure Schedule, (iv) in order to respond to the COVID-19 pandemic or COVID-19 Measures (a “COVID-19 Response”), provided that (x) if such COVID-19 Response would (in the absence of this clause (iv)) otherwise require Parent’s consent pursuant to this Section 4.1 and could reasonably be expected to have an adverse financial impact on the Company or its Subsidiaries of at least $500,000 or could reasonably be expected to otherwise materially and adversely impact the Company and its Subsidiaries, taken as a whole, the Company shall, prior to making any such action, (A) provide prior written notice to Parent describing the material facts regarding the situation and the proposed course of action and (B) reasonably consult with Parent and consider in good faith Parent’s suggestions and/or feedback, and (y) in the case of any other COVID-19 Response that would (in the absence of this clause (iv)) otherwise require Parent’s consent pursuant to this Section 4.1, the Company shall, prior to making any such COVID-19 Response, notify Parent in writing (the procedures required by foregoing clauses (x) and (y), “COVID-19 Response Procedures”), or (v) with the Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), during the Pre- Closing Period, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to act and carry on its business in the Ordinary Course of Business and to keep available the services of their present key employees and maintain their existing relations and goodwill with material customers, suppliers, licensors, licensees and other third parties with whom it has material business relations; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 4.1(a)- 4.1(o) shall be deemed a breach of the foregoing in this Section 4.1 unless such action would constitute a breach of such other provision. Without limiting the generality of the foregoing, except as otherwise expressly permitted or required by this Agreement, as required by applicable Law, as set forth in Section 4.1 of the Company Disclosure Schedule, in order to implement a COVID-19 Response in accordance with the COVID-19 Response Procedures, or with the Parent’s prior written consent (not to be unreasonably withheld, conditioned, or delayed, other than with respect to clauses (a), (b), (c), (h), (i) (but solely subclauses (iii), (v), (vi) and (vii)(A) thereof) and (m), for which Parent may withhold its consent at its sole discretion), during the Pre-Closing Period, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following: (a) (i) declare, set aside, make or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding

43 #96592628v24 capital stock (other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, and (y) regular quarterly dividends in cash to shareholders of the Company in the Ordinary Course of Business (subject, in the case of this clause (y), to the terms and conditions of Section 5.15)), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock from holders of Company RSUs or Company PSUs in full or partial payment of any applicable Taxes payable by such holder upon exercise or settlement thereof, as applicable, to the extent required under the terms thereof; (b) issue, offer, deliver, sell, grant or otherwise permit to become outstanding any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than (i) the issuance of shares of Company Common Stock upon settlement of Company RSUs and Company PSUs outstanding on the date hereof and in accordance with the terms thereof or (ii) issuances by a wholly-owned Subsidiary of the Company of such Subsidiary’s capital stock or other equity interests to the Company or any other wholly-owned Subsidiary of the Company; (c) amend the Company’s or any of its Subsidiaries’ articles of incorporation, bylaws or other comparable charter or organizational documents; (d) acquire, or cause any acquisition of, any assets, rights or properties, including by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, or make any capital expenditures or other expenditures with respect to property, plant or equipment, in any such case in respect of any of the foregoing, other than (x) purchases of assets in an aggregate amount not to exceed $2,000,000 individually or $5,000,000 in the aggregate for all such transactions and (y) capital expenditures set forth in Section 4.1 of the Company Disclosure Schedule; (e) sell, lease, license (or sublicense), pledge, mortgage or otherwise dispose of or subject to any Lien any properties, rights or assets (except for Intellectual Property, which is addressed solely in Section 4.1(k) below) of the Company or of any of its Subsidiaries other than (i) sales of inventory or equipment, and dispositions of obsolete equipment, in each case in the Ordinary Course of Business and (ii) sales of other assets in an aggregate amount not to exceed $2,000,000 individually or $5,000,000 in the aggregate for all such transactions; (f) (i) adopt any stockholder rights plan, (ii) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization or (iii) merge or consolidate with any Person, other than such transactions among wholly-owned Subsidiaries of the Company;

44 #96592628v24 (g) (i) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in exchange rates, other than, (A) the incurrence of any Indebtedness solely among the Company and its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of the Company, which Indebtedness is incurred in the Ordinary Course of Business, (B) borrowings and repayments with respect to revolving loans borrowed under the Company Credit Agreement (as in effect as of the date hereof) in the Ordinary Course of Business so long as the aggregate amount outstanding under the Company Credit Agreement does not exceed at any time $75,000,000, and (C) borrowings and repayments with respect to any capital leases, Company credit card accounts and other Indebtedness, in each case of this clause (C) in the Ordinary Course of Business; (h) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP (except for any minor changes or modifications to such methods, principles or practices in the Ordinary Course of Business); (i) (i) except as required by applicable Law or in order to comply with any Company Employee Plan as in existence on the date hereof, adopt, enter into, terminate or amend any employment, consulting, severance, retention, change in control, termination or similar agreement or arrangement with any of its directors, officers, employees or individual independent contractors, other than, to the extent done in the Ordinary Course of Business, (A) entry into at-will offer letters with newly hired employees permitted to be hired hereunder, which letters do not provide for any severance or change in control benefits (other than participation in the Company’s severance plans set forth in Section 4.1(i)(i) of the Company Disclosure Schedule as in effect on the date hereof (the “Company Severance Practices”), or (B) entry into customary separation agreements for employees permitted to be terminated hereunder providing for a release by the applicable former employee and (if applicable) severance benefits consistent with the Company Severance Practices, (ii) hire any new employees or individual independent contractors, other than, to the extent hired in the Ordinary Course Of Business, individual independent contractors or non-executive employees with individual salaries, wages or base pay of less than $175,000 per year, (iii) establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement; (iv) except as required by applicable Law or in order to comply with any Company Employee Plan as in existence on the date hereof, establish, adopt, enter into, amend or terminate any Company Employee Plan, except for amendments in the Ordinary Course of Business to Company Employee Plans that are welfare plans in the Ordinary Course of Business that do not (and will not after the Closing) increase in any material respect the cost to the Company or any of its Subsidiaries of maintaining such Company Employee Plans and that apply to substantially all Company Employees,(v) increase the compensation, benefits, severance or termination pay of (or accelerate payment or vesting of), or pay or award any bonus or other incentive compensation to,

45 #96592628v24 any director, officer, employee or individual independent contractor (except for (A) payment of bonuses consistent with arrangements existing as of the date hereof as described in Section 5.17, (B) customary salary increases in amounts in the Ordinary Course of Business in connection with promotions made in the Ordinary Course of Business of employees with individual salaries or wages of less than $175,000 per year not in excess of 3% for any individual, (C) short-term bonus opportunities in amounts in the Ordinary Course of Business that are granted in the Ordinary Course of Business, in each case, to new hires permitted under clause (ii) above (excluding any change of control or similar transaction related bonuses), and (D) in the case of individual independent contractors, for rate increases in the Ordinary Course of Business), (vi) grant any stock options, restricted stock units, stock appreciation rights, stock-based or stock-related awards, performance units, restricted stock or other equity or equity-based awards, or (vii) terminate the employment or service of (A) any employee at the level of Vice President or above, or (B) any other employee or individual independent contractor whose total annual compensation exceeds $175,000, other than for cause; (j) (i) enter into any Contract that, if in effect on the date hereof, would have been a Company Material Contract (other than customer Contracts that provide for payment obligations to the Company or its Subsidiaries in the Ordinary Course of Business, provided that such Contract is not or would not have been in the absence of such payment obligation a Company Material Contract pursuant to Section 2.11(a)), (ii) terminate any Company Material Contract, other than a result of the expiration of such Company Material Contract in accordance with its terms as in effect on the date hereof, (iii) amend or modify in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole, any Company Material Contract or (iv) waive, release or assign any material term, right or claim of any Company Material Contract; (k) sell, lease, license or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Owned Intellectual Property Right or Licensed Intellectual Property Right; (l) settle any Action, other than the settlement of any Action (i) for an amount not in excess of the amount reserved with respect to such matter in the Company Balance Sheet included in the Company SEC Reports filed prior to the date hereof or (ii) that requires payments by the Company (net of insurance proceeds received) in an amount not to exceed, individually or in the aggregate, $2,000,000; provided that, in the case of clause (i) and (ii), such Action (x) is not a criminal Action and (y) does not impose any restrictions or limitations upon the operations or business of the Company or any of its Subsidiaries or equitable or injunctive remedies and does not involve the admission of any wrongdoing; (m) make, revoke or change any material Tax election, change any material accounting period or adopt or change any accounting method that has a material effect on Taxes, amend any material Tax Return, obtain any Tax ruling, enter into any closing or similar agreement with respect to material Taxes, surrender any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax liability or assessment (other than in the Ordinary Course of Business (or in the course of an audit) and for no more than twelve months), or settle or compromise any material Tax liability;

46 #96592628v24 (n) fail to maintain in full force and effect in all material respects each Material Company Insurance Policy, or fail to report any material claims or potential material claims to its insurance carriers in accordance with the terms of such policies; or (o) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions. 4.2 Conduct of Business by the Parent and Merger Sub Pending the Merger. Except (i) as otherwise expressly permitted or required by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 4.2 of the Parent Disclosure Schedule, (iv) in order to respond to the COVID-19 pandemic or COVID-19 Measures, or (v) with the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Parent shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to act and carry on its business in the Ordinary Course of Business, consistent with past practice. Without limiting the generality of the foregoing, except as otherwise expressly permitted or required by this Agreement, as required by applicable Law, as set forth in Section 4.2 of the Parent Disclosure Schedule, in order to respond to the COVID-19 pandemic or COVID-19 Measures, or with the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following: (a) (i) declare, set aside, make or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Parent to its parent, and (y) dividends in cash to shareholders of the Parent in the Ordinary Course of Business (subject, in the case of this clause (y), to the terms and conditions of Section 5.15)), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Parent Common Stock from holders of Parent equity awards in full or partial payment of any applicable Taxes payable by such holder upon exercise or settlement thereof, as applicable, to the extent required under the terms thereof; (b) issue, offer, deliver, sell, grant or otherwise permit to become outstanding any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than (i) the issuance of shares of Parent Common Stock upon the vesting, exercise or lapse of any restrictions on any Parent Equity Awards or other securities outstanding on the date hereof or issued in compliance with clause (ii) below or (ii) issuances of Parent Equity Awards or any other securities issued as equity compensation to directors, employees or service providers of Parent and its Subsidiaries; (c) amend the Parent’s or any of its Subsidiaries’ articles of incorporation, bylaws or other comparable charter or organizational documents in any way that would prevent, materially delay or materially impair the ability of the Parties to consummate the Transactions or

47 #96592628v24 would discriminate against holders of Company Common Stock relative to other stockholders of Parent; (d) (i) adopt any stockholder rights plan, (ii) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization or (iii) merge or consolidate with any Person, in each case other than (A) such transactions among wholly-owned Subsidiaries of the Company or (B) such transactions that would not prevent, materially delay or materially impair the ability of the Parties to consummate the Transactions; (e) sell, lease, transfer, license, subject to any Lien (other than Permitted Liens), discontinue or otherwise dispose of, or agree to sell, lease, transfer, license, subject to any Lien (other than Permitted Liens), discontinue or otherwise dispose of, any portion of its assets or properties, in each case, other than as would not prevent, materially delay or materially impair the ability of the Parties to consummate the Transactions; (f) other than in connection with any acquisitions (by asset purchase or exchange, stock purchase, merger or otherwise) that would not reasonably be expected to prevent or materially impair or materially delay consummation of the Transactions, (i) merge, consolidate, combine or amalgamate with any Person other than transactions solely between wholly-owned Subsidiaries of Parent or (ii) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or assets of any corporation, partnership, association or other business organization or division thereof; or (g) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions. ARTICLE V ADDITIONAL AGREEMENTS 5.1 No Solicitation. (a) No Solicitation or Negotiation. Subject to the terms of this Section 5.1, from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors to, and will instruct and cause each of its other Representatives to, cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 5.1(a), request the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries previously furnished to any Third Person (and such Third Person’s Representatives) with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the twelve-month period immediately preceding the date hereof and will (i) not provide any information with respect to the Company and its Subsidiaries or any Acquisition Proposal to any Third Person or its Representatives; and (ii) terminate all access granted to any Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Subject to the terms of Section 5.1(b), from the date hereof until the

48 #96592628v24 earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company and its Subsidiaries will not, and will cause their respective officers and directors and their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate or engage in discussions, communications or negotiations with any Third Person with respect to an Acquisition Proposal (other than informing such Third Persons of the provisions contained in this Section 5.1). From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law). (b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.1, from the date hereof until the Company’s receipt of the Company Shareholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly, or through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company, its Subsidiaries or Affiliates to, or afford access to the business, properties, assets, books, records or other non-public information, or to any Personnel, of the Company, its Subsidiaries or Affiliates, in each case pursuant to and subject to the entry into a customary confidentiality agreement containing confidentiality terms no less restrictive in any material respect than the terms of the Confidentiality Agreement, to any Third Person or its Representatives that has made or delivered to the Company a bona fide Acquisition Proposal after the date hereof that did not result from any breach of Section 5.1(a) (other than any breach that is immaterial in scope and effect); provided, however, that, prior to taking any such actions, the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.1(b) would be inconsistent with its fiduciary duties under applicable Law; and provided further that the Company will promptly (and in any event within 24 hours) make available to the Parent and its Representatives any non-public information concerning the Company, its Subsidiaries or Affiliates that is provided to any such Third Person or its Representatives that was not previously made available to the Parent prior to or substantially concurrently (but in no event later than 24 hours after) the time it is provided to such Third Person. (c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided in Section 5.1(d), at no time after the date hereof may the Company Board (or a committee thereof): (i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to the Parent; (B) adopt, approve, endorse,

49 #96592628v24 recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (C) fail to reaffirm the Company Board Recommendation as promptly as reasonably practicable (but in any event within five Business Days after receipt of any written request to do so from Parent; provided that Parent may only make one such request in any five Business Day period) at any time following the public disclosure or announcement of an Acquisition Proposal; provided, that such reaffirmation may indicate, if applicable, that the Company Board is continuing to evaluate such Acquisition Proposal in a manner consistent with the terms of this Agreement; (D) fail to make any recommendation or public statement in connection with a tender or exchange offer subject to Regulation 14D under the 1934 Act that constitutes an Acquisition Proposal that has been commenced (within the meaning of Rule 14d-2 under the Exchange Act), within ten (10) business days after such commencement, recommending rejection of such tender or exchange offer (or shall have withdrawn any such rejection thereafter); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (provided that such communication reaffirms the Company Board Recommendation), (2) the factually accurate public disclosure by the Company of the receipt of an Acquisition Proposal (provided that such disclosure reaffirms the Company Board Recommendation), or (3) the delivery by the Company to the Parent of any notice contemplated by Section 5.1(d) will constitute a Company Board Recommendation Change; or (ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement. (d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval: (i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any positive material event or development or material change in circumstances of the Company that in any such case is material to the Company and its Subsidiaries taken as a whole that was (A) not known to, or reasonably foreseeable by, the Company Board on the date hereof (or if known or reasonably foreseeable to the Company Board prior to the date hereof, the consequences of which were not known or reasonably foreseeable to the Company Board prior to the date hereof) and that becomes known to the Company Board prior to the receipt of the Company Shareholder Approval; and (B) does not relate to any Acquisition Proposal or any matter relating thereto or consequence thereof (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, and if and only if: (a) the Company has provided prior written notice to the Parent at least four Business Days in advance (the “Event Notice Period”), to the effect that the Company Board (or a committee thereof) intends to effect a Company Board

50 #96592628v24 Recommendation Change pursuant to this Section 5.1(d)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail; (b) prior to effecting such Company Board Recommendation Change, during the Event Notice Period, (A) the Company and its Representatives must have negotiated with the Parent and its Representatives in good faith (to the extent that the Parent desires to so negotiate) to allow the Parent to offer such adjustments to the terms and conditions of this Agreement to obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event; and (B) the Company Board shall have taken into account any adjustments to the terms and conditions of this Agreement proposed by the Parent and other information provided by the Parent, in each case, that are offered in writing by the Parent by no later than 11:59 p.m., Eastern time, on the last day of the Event Notice Period; and (c) following the Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account the Parent’s proposed revisions (if any) to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that each time material modifications to the Intervening Event occur, the Company shall notify the Parent of such modification and the Event Notice Period shall recommence (it being understood that the Event Notice Period in respect of such new notification will be two Business Days); and (ii) if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may authorize the Company to terminate this Agreement pursuant to Section 7.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take such action unless: (a) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law; (b) the Company and its Subsidiaries and their respective Representatives have complied with their obligations pursuant to this Section 5.1; (c) (i) the Company has provided prior written notice to the Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to terminate this Agreement

51 #96592628v24 pursuant to this Section 5.1(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal and a copy of the proposed definitive agreements between the Company and the Person making such Acquisition Proposal; and (ii) prior to effecting such termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with the Parent and its Representatives in good faith (to the extent that the Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted the Parent and its Representatives to make a presentation to the Company Board regarding, and taken into account any adjustments to the terms and conditions of, this Agreement proposed by the Parent and other information provided by the Parent during the Notice Period, in each case, that are offered in writing by the Parent by no later than 11:59 p.m., Eastern time, on the last day of the Notice Period; provided, however, that in the event of any material revisions to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material revision (a “Material Revision”)), the Company will be required to deliver a new written notice to the Parent and to comply with the requirements of this Section 5.1(d)(ii)(c) (other than the requirement of a presentation as contemplated by clause (ii)(2) above) with respect to such new written notice (it being understood that the Notice Period in respect of such new written notice will be two Business Days); (d) following such Notice Period, including any subsequent Notice Period with respect to a Material Revision as provided in the foregoing clause (c), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account the Parent’s proposed revisions (if any) to the terms and conditions of this Agreement) shall have determined that the Acquisition Proposal continues to be a Superior Proposal; and (e) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 7.1(h), including paying the Company Termination Fee in accordance with Section 7.3(b)(iii). (e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will promptly (and, in any event, within one Business Day) notify the Parent if any inquiries, offers or proposals that constitute or would reasonably be expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of its Subsidiaries or any of their respective Representatives. Such notice must include (i) the identity of the Third Person or “group” of Persons making such inquiries, offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such inquiries, offers or proposals. Thereafter, the Company must keep the Parent reasonably informed, on a prompt basis (and, in any event,

52 #96592628v24 within 48 hours), of the status (and supplementally provide the terms) of any such inquiries, offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations. (f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.1; or (iv) making any disclosure to the stockholders of the Company (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.1(f) shall only be made in compliance with the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of the Parent under this Section 5.1, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.1(d). (g) Breach by Representatives. The Company agrees that any breach of this Section 5.1 (other than any breach that is immaterial in scope and effect) by any of its Representatives will be deemed to be a breach of this Agreement by the Company. 5.2 Preparation of the Proxy Statement and Registration Statement. (a) As promptly as reasonably practicable after the date of this Agreement, the Company and the Parent shall cooperate in preparing and shall use their respective reasonable best efforts to cause to be promptly filed with the SEC (i) a Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the meeting to be held to consider the approval of this Agreement and the other Shareholder Approval Matters (the “Company Meeting”) and (ii) the Registration Statement (of which the Proxy Statement will be a part). The Company and Parent shall each use reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent and the Company shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as reasonably practicable and Parent shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Company and Parent will advise the other promptly after it receives any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information. Each of the Company and Parent shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to

53 #96592628v24 comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent will (i) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably and promptly proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. (b) Parent and the Company shall make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. (c) If, at any time prior to the Effective Time, any information relating to the Company or the Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or the Parent that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that the Registration Statement or the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of the Company. 5.3 Company Shareholder Approval of the Merger. (a) The Company shall (i) as promptly as reasonably practicable following the date hereof, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in connection with the Company Meeting, (ii) as promptly as reasonably practicable following the Company’s and/or the Parent’s receipt of notice from the SEC that the SEC has completed its review of the Proxy Statement and the date on which the Registration Statement is declared effective by the SEC, commence mailing the Proxy Statement/Prospectus to the shareholders of the Company entitled to vote at the Company Meeting, (iii) as promptly as reasonably practicable (but in any event within 40 calendar days) following the commencement of the mailing of the Proxy Statement/Prospectus pursuant to clause (ii) above, duly call, give notice of, convene and hold (in person or virtually, in accordance with applicable Law) the Company Meeting for the purpose of obtaining the Company Shareholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith (the “Shareholder Approval Matters”), and (iv) subject to Section 5.1(d), solicit and use its reasonable

54 #96592628v24 best efforts to obtain the Company Shareholder Approval; provided that the Company may adjourn, delay or postpone the Company Meeting in accordance with applicable Law (but not beyond the Termination Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting or (ii) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting; provided, however, that the Company Meeting shall not be postponed, delayed or adjourned as a result of clause (i) or (ii) above for a period of more than ten Business Days in the aggregate without the prior written consent of Parent. Without the prior written consent of Parent, the Shareholder Approval Matters shall be the only matters (other than solely procedural matters) that the Company shall propose to be voted on by the shareholders of the Company at the Company Meeting. Without limiting the generality of the foregoing or anything set forth in Section 5.1, whether or not the Company Board shall have effected a Company Board Recommendation Change in accordance with Section 5.1(d), this Agreement and the Merger shall be submitted to the Company’s shareholders in accordance with the terms of this Agreement. (b) The Company agrees (i) to provide Parent with reasonably detailed periodic updates concerning proxy solicitation results upon Parent’s reasonable request and (ii) upon Parent’s request, to give written notice (which may be given via e-mail) to Parent one day prior to, and on the date of, the Company Special Meeting, indicating whether, as of such date, sufficient proxies representing the Company Shareholder Approval have been obtained. 5.4 Stock Exchanges. The Parent use reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on NYSE prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from NASDAQ and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time. 5.5 Confidentiality; Access to Information. (a) Subject to Section 5.5(b) and Section 5.5(c), except as expressly modified herein, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. (b) Subject to applicable Law, during the Pre-Closing Period, notwithstanding anything in the Confidentiality Agreement to the contrary, the Company shall (and shall cause each of its Subsidiaries to) afford to the Parent and the Parent’s Representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its key employees (subject to

55 #96592628v24 this Section 5.5(b)), properties, books, contracts and records as the Parent shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its employees (subject to this Section 5.5(b)), business, properties and assets as the Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, (A) to the extent related to an Acquisition Proposal (except as otherwise required by the terms of this Agreement), or (B) that in the reasonable judgment of the Company (after consultation with outside legal counsel) would: (1) violate any legal requirement or contract (including confidentiality provisions thereof), or (2) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine (so long as in connection with this clause (B) the Company has used reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure, to the extent permitted by applicable Law and practicable under the circumstances); provided that any communications by the Parent or its Representatives with employees of the Company or its Subsidiaries shall not require any notice if such communications are with any of the persons set forth on Section 5.5(b) of the Company Disclosure Schedule (or any other employees authorized by the Chief Executive Officer or the Chief Financial Officer of the Company). Any such information shall be subject to the Confidentiality Agreement. Notwithstanding anything in the Confidentiality Agreement to the contrary, during the Pre-Closing Period, neither the Parent nor Merger Sub shall (and each shall cause its Affiliates and Representatives not to) contact or communicate with any of the employees (other than the employees set forth on Section 5.5(b) of the Company Disclosure Schedule), licensors, customers or vendors of the Company or any of its Subsidiaries, without the prior written consent of the Company, it being understood that this Section 5.5(b) shall not prohibit the Parent or any of its Affiliates or Representatives from contacting such licensors, customers or vendors in the Ordinary Course of Business if such contacts are unrelated to this Agreement and the transactions contemplated hereby. (c) At the Effective Time, the Confidentiality Agreement will automatically terminate and be of no further force or effect, without any further action of the Parties or any other parties thereto. 5.6 HSR and Other Approvals. (a) Except for the filings and notifications made pursuant to Antitrust Laws, (i) as promptly as is reasonably practicable following the execution of this Agreement, the Parties shall prepare and file with the appropriate Governmental Entities and other third parties and use reasonable best efforts to obtain all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary or advisable in order to consummate the Transactions; (ii) the Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the Parent or the Company, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions; and (iii) none of the Parent, the Company or any of their respective Subsidiaries shall agree to any timing agreements, actions, restrictions or conditions with respect

56 #96592628v24 to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Transactions without the prior written consent of the Company or Parent, as applicable (which consent shall not be unreasonably conditioned, withheld or delayed). (b) Each of the Parent and the Company shall, in consultation with the other Party, use their respective reasonable best efforts to file, as soon as practicable and advisable after the date of this Agreement (and in the case of their respective filings under the HSR Act, within ten Business Days after the date of this Agreement), all notices, reports and other documents required to be filed by such party under the HSR Act, and to submit as promptly as reasonably practicable any additional information requested by such Governmental Entity, and will not withdraw any such filings or applications without the prior written consent of the other Party. Each of the Parent and the Company shall (i) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents, (ii) promptly inform the other of any such filing, submission or other document and of any communication with or from any Governmental Entity regarding the Transactions, and, subject to Section 5.6(c), permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication, and (iii) subject to Section 5.6(c), cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Entity in connection with any Action initiated by a Governmental Entity or private party in respect of any Antitrust Laws, including promptly notifying the other Party of any such investigation, inquiry or Action, and consulting in advance before making any presentations or submissions to a Governmental Entity or, in connection with any Action initiated by a private party in respect of any Antitrust Laws, to any other person. In addition, each of the Company and the Parent shall promptly inform and consult with the other in advance of any meeting, conference or communication with any Governmental Entity or, in connection with any Action by a private party in respect of any Antitrust Laws, with any other person, and to the extent not prohibited by applicable Law or by the applicable Governmental Entity or other person, not participate or attend any meeting or conference, or engage in any communication, with any Governmental Entity or such other person in respect of the Transactions without the other Party unless it reasonably consults with the other Party in advance and gives the other Party a reasonable opportunity to attend and participate therein, and in the event one Party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or communication, keep such Party apprised with respect thereto. Each of the Company and the Parent shall promptly furnish to the other copies of all filings, submissions, correspondence and communications between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity (or any other person in connection with any Action initiated by a private party in respect of any Antitrust Laws), on the other hand, with respect to the Transactions. Each of the Company and the Parent may, as it deems advisable and necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material,” and also may reasonably redact the material as necessary to (A) remove personally sensitive information, (B) remove references concerning the valuation of a Party and its Subsidiaries conducted in connection with the approval and adoption of this Agreement and the negotiations and investigations leading thereto, (C) comply with contractual arrangements, (D) prevent the loss of a legal privilege or (E) comply with applicable Law.

57 #96592628v24 (c) Each of the Parent and, if requested by the Parent, the Company, along with their respective Subsidiaries, shall take any and all actions and steps necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity to satisfy any closing conditions relating to any Antitrust Law contained in this Agreement so as to enable the consummation of the Transactions as promptly as practicable, and in any event prior to the Termination Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, giving undertakings in lieu or otherwise, to sell, divest, hold separate, lease, license, transfer, dispose of, otherwise encumber or impair or take any other action with respect to Parent’s or any of its Subsidiaries’ ability to own or operate any assets, properties, contracts, businesses or product lines of Parent or any of its Subsidiaries or any assets, properties, contracts, businesses or product lines of the Company or any of its Subsidiaries (individually or collectively, “Remedial Actions”) and (ii) in the event that any permanent or preliminary injunction or other decree, order, judgment, writ, stipulation, award or temporary restraining order (an “Order”) in any Action by or with any Governmental Entity is entered that would make consummation of the Transactions unlawful or that would otherwise prevent or delay consummation of the Transactions, taking any and all steps (including the posting of a bond, commencement, contesting and defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, or the taking of the steps contemplated by clause (i) above) necessary to vacate, modify or suspend such Order; provided that notwithstanding anything to the contrary in this Agreement, (A) neither Parent nor its Subsidiaries shall be required to take or agree to any Remedial Action that is not conditioned upon the consummation of the Merger and (B) none of the Company nor any of its Subsidiaries shall commit to or effect any Remedial Action. Parent shall, upon consultation with the Company and in consideration of the Company’s views in good faith, be entitled to direct the defense of this Agreement, the transactions contemplated hereby and any Remedial Actions, including any divestiture process and communications with potential divestiture buyers relating thereto, before any Governmental Authority and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Authorities regarding (i) the expiration or termination of any applicable waiting period relating to the Merger under the HSR Act, (ii) any other Antitrust Laws or (iii) obtaining any consent, approval, waiver, clearance, authorization or permission from a Governmental Authority. Notwithstanding anything in this Agreement to the contrary, the Parent is not and will not be required to commit to or effect (and without the written consent of Parent, none of the Company nor any of its Subsidiaries shall commit to or effect) any sale, divestiture, lease, holding separate pending a sale or other transfer or disposal, or any other Remedial Action contemplated by this Section 5.6(c) if any or all such Remedial Actions, in the aggregate would or would reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries (including the Company and its Subsidiaries) from and after the Effective Time (but, for purposes of determining whether any effect is material, calculated as if the Parent and its Subsidiaries from and after the Effective Time were collectively the same size as the Company and its Subsidiaries prior to the Effective Time) (a “Burdensome Condition”). 5.7 Public Disclosure. So long as this Agreement is in effect, neither the Company nor the Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement without the prior consent of the other Party, unless such Party determines, after consultation with outside

58 #96592628v24 counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that these restrictions shall not apply to any Company communications (or the Parent’s or Merger Sub’s response thereto) in connection with an Acquisition Proposal; provided such communications are made in compliance with Section 5.1; provided, further, that each Party and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by the Parent and the Company in compliance with this Section 5.7. 5.8 D&O Indemnification. (a) Without limiting any other rights that any Indemnified Party may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, from and after the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, Action or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or, while a director or officer of the Company or any of its Subsidiaries, is or was serving at the request of the Company or one of its Subsidiaries as an officer, director, manager, employee or agent of another Person, in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent that the Company would have been permitted to do so under applicable Law. Each Indemnified Party will be entitled to advancement of reasonable expenses (including reasonable attorneys’ fees) incurred in the defense of any such claim, Action or investigation from each of the Parent and the Surviving Corporation (without duplication) following receipt by the Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Indemnified Party to whom expenses are to be advanced provides prior to any receipt of such advances an undertaking, to the extent required by the Act or other applicable Law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable Law. (b) From the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the articles of incorporation and bylaws of the Surviving Corporation shall contain, and the Parent shall cause the articles of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time than are set forth in the articles of incorporation and bylaws of the Company as in effect on the date of this Agreement.

59 #96592628v24 (c) Subject to the next sentence, the Surviving Corporation shall, at the discretion of the Parent, either (i) maintain, and the Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), or (ii) purchase a Reporting Tail Endorsement and maintain such endorsement in full force and effect for its full term, provided that in the case of clause (i) and clause (ii), the Surviving Corporation shall not be required to pay an annual premium in excess of the Maximum Premium. If the Company’s or the Surviving Corporation’s existing insurance expires, is terminated or cancelled during such six-year period or exceeds the Maximum Premium, or (if applicable) if the Reporting Tail Endorsement would exceed the Maximum Premium, the Surviving Corporation shall obtain, and the Parent shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance (or coverage under a Reporting Tail Endorsement, if applicable) as can be obtained for the remainder of such six year period for an annualized premium not in excess of the Maximum Premium, on terms and conditions substantially comparable, in the aggregate, to the Indemnified Parties under the Current D&O Insurance. (d) If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 5.8 that is denied by the Parent and/or the Company or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement of expenses, then the Parent, the Company or the Surviving Corporation shall pay the Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by law. (e) In the event the Parent or the Surviving Corporation or any of its respective successors or assigns (in the case of a transfer of all or substantially all of the Parent’s or the Surviving Corporation’s properties and assets), (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns (in the case of a transfer of all or substantially all of the Parent’s or the Surviving Corporation’s properties and assets) of the Parent or the Surviving Corporation, as the case may be, shall expressly assume and succeed to the obligations set forth in this Section 5.8. 5.9 Notification of Certain Matters. Prior to the Effective Time, the Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Person (or, in case of the Parent’s obligation to provide notice, any representation or warranty of Merger Sub) contained in this Agreement to be untrue or inaccurate (i) in the case of any representation or warranty of the Company, in any manner that would result in the failure of the condition set forth in Section 6.3(a) or (ii) in the case of any representation or warranty of the Parent or Merger Sub, in any manner that would result in the failure of the condition set forth in Section 6.2(a), in each case at any time from and after the date of this Agreement until the Effective Time or (b) any material breach by such Person (or, in case of the Parent’s obligation to provide notice, any material breach by Merger Sub) of any covenant or agreement set forth in this Agreement. The

60 #96592628v24 delivery of any notice pursuant to this Section 5.9 shall not affect or be deemed to modify any representation or warranty in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement or any remedies available to the parties hereunder. 5.10 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar anti-takeover statute or regulation (collectively, an “Anti-Takeover Law”) is or may become applicable to any of the transactions contemplated by this Agreement, the Company and the Company Board, as applicable, each shall use its respective reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are necessary to eliminate the effects of any such statute or regulation on such transactions. 5.11 Rule 16b-3. Prior to the Effective Time, the Company, the Parent and Merger Sub shall take all steps as may be required to cause any dispositions of Company equity securities (including derivative securities) or any acquisition of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act. 5.12 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, (a) nothing contained in this Agreement shall give the Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time and (b) prior to the Effective Time, the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations. 5.13 Security Holder Litigation. In the event that any litigation related to this Agreement, the Merger or the other Transactions is brought by any stockholder of the Company or any holder of the Company’s other securities against the Company and/or its directors or officers, the Company shall promptly notify the Parent of such litigation and shall keep the Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary herein (but subject to the following sentence), the Company shall have the right to control the defense of any litigation related to this Agreement, the Merger or the other Transactions brought by any stockholder of the Company or any holder of the Company’s other securities against the Company and/or its directors or officers, provided that the Company shall give the Parent the opportunity to participate, at the Parent’s expense, in the defense or settlement of any such litigation and the Company shall give due consideration to the Parent’s advice with respect to the foregoing. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not settle or enter into any negotiations or agreement with respect to the settlement of any such litigation without the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Each of the Parent and the Company shall notify the other promptly of the commencement of any such stockholder litigation of which it has received notice or of which it becomes aware.

61 #96592628v24 5.14 Treatment of Company Indebtedness. The Company shall, and shall cause each of its Subsidiaries to, deliver a customary notice of prepayment (provided that such prepayment shall be contingent upon the occurrence of the Closing unless otherwise agreed in writing by the Company) and otherwise to facilitate at or prior to the Effective Time the termination of all commitments outstanding under the Company Credit Agreement and (w) the repayment in full of all obligations outstanding thereunder, (x) the release of all encumbrances, security interests and collateral in connection therewith, (y) the termination of all guaranties and the agreements evidencing subordination in connection therewith and (z) the termination or replacement of all letters of credit outstanding thereunder. In furtherance and not in limitation of the foregoing, the Company shall (A) use its reasonable best efforts to deliver to Parent at least five Business Days prior to the Closing Date a draft payoff letter and (B) use its reasonable best efforts to cause the administrative agent under the Company Credit Agreement to deliver to Parent on the Closing Date, a fully executed payoff letter, in each case, with respect to the Company Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type, which Payoff Letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to any obligations under the Company Credit Agreement as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount, the Company Credit Agreement and related instruments evidencing the Company Credit Agreement shall be terminated (except for provisions in the Company Credit Agreement that, by their terms, survive such termination) and (iii) state that all encumbrances, guaranties, security interests, collateral and agreements to subordinate in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such obligations thereunder shall be, upon the payment of the Payoff Amount, automatically released and terminated. 5.15 Dividends. The Company and the Parent shall each match the record and payment dates for the Company’s regular quarterly dividends to the corresponding dates for Parent’s regular dividends for the applicable period (unless Parent shall not pay a dividend on any shares of Parent Common Stock in respect of such period) to ensure that the holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their Company Common Stock and the Parent Common Stock that such holders receive in exchange therefor in the Merger. In addition, and without limiting the requirements of the previous sentence, the Company (A) shall not pay or declare any dividend to shareholders of the Company in excess of $0.09 per share and (B) shall ensure that the date on which any quarterly dividend is declared and the record date with respect to any quarterly dividend shall be (x) no later than five Business Days following and (y) no earlier than two Business Days preceding, in each case, the one year anniversary of such dates for the corresponding quarter of the preceding year; provided, however, that in the quarter in which the Closing occurs, if the record date of Parent’s quarterly dividend has been declared and is a date prior to the Effective Time, then such quarterly dividend declaration date and record date of the Company shall occur no later than such date as is necessary to ensure that holders of Company Common Stock receive a quarterly dividend in accordance with the first sentence of this Section 5.15. 5.16 Financing.

62 #96592628v24 (a) Arrangement of Financing. The Parent shall use its reasonable best efforts to take, or cause to be taken, such actions that are necessary to consummate the Debt Financing on terms and conditions not less favorable than those set forth in the Debt Commitment Letter and to satisfy the conditions to the Debt Financing as described in the Debt Commitment Letter, including the execution and delivery of all such instruments and documents as may be reasonably required thereunder. Without limiting the generality of the foregoing, the Parent shall: (i) Negotiate Definitive Financing Agreements: use reasonable best efforts to negotiate, execute and deliver definitive agreements with respect to the Debt Financing (the “Definitive Financing Agreements”), provided, that such Definitive Financing Agreements shall not: (A) result in any reduction of the aggregate amount of the Debt Financing provided for in the Debt Commitment Letter (including by changing the amount of fees or original issue discount contemplated by the Debt Commitment Letter) to an amount that is less than the amount sufficient to consummate the Transactions and pay all fees and expenses contemplated hereby to be paid by the Parent and/or Merger Sub; (B) result in any expansion or imposition of new conditions or other contingencies to the receipt or funding of the Debt Financing; or (C) result in any amendment or modification of any such conditions or contingencies in a manner adverse to the Parent (including by making such conditions or contingencies less likely to be satisfied); (ii) Comply with Covenants: use reasonable best efforts to (A) comply on a timely basis with all covenants and other obligations set forth in the Debt Commitment Letter and the Definitive Financing Agreements; and (B) satisfy all conditions and other contingencies set forth in the Debt Commitment Letter and the Definitive Financing Agreements; (iii) Payment of Fees: pay in a timely manner any commitment or other fees that are or become due and payable under or with respect to any of the Debt Commitment Letter or Definitive Financing Agreements; and (iv) Enforcement of Rights: use reasonable best efforts to: (A) enforce its rights under the Debt Commitment Letter and Definitive Financing Agreements; and (B) cause the lenders under the Debt Commitment Letter and the Definitive Financing Agreements to fund the Debt Financing in accordance with the terms of the Debt Commitment Letter and the Definitive Financing Agreements. (b) Arrangement of Alternative Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter or Definitive Financing Agreements for any reason, or the Debt Commitment Letter or Definitive Financing Agreements shall be withdrawn, terminated or otherwise amended or modified in any respect such that any portion of the Debt Financing becomes unavailable for any reason, then the Parent shall use its reasonable best efforts to arrange and obtain, as promptly as practicable, alternative debt financing (“Alternative Financing”) in amounts and otherwise on terms and conditions no less favorable in the aggregate to the Parent than as set forth in the Debt Commitment Letter or that are otherwise acceptable to the Parent. If the Parent proceeds with any Alternative Financing, the Parent shall be subject to

63 #96592628v24 the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Debt Financing. (c) Amendments. The Parent shall not permit any amendment, supplement or modification to be made to, or agree to permit any waiver of any provision or remedy under, any Debt Commitment Letter or Definitive Financing Agreement (including any amendment, supplement, modification or waiver that has the effect of changing the amount of fees to be paid or original issue discount) without the Company’s prior written consent, except that the Parent may amend, supplement or otherwise modify the Debt Commitment Letter or Definitive Financing Agreements (including by joining one or more additional lenders or agents as parties thereto or terminating the Debt Commitment Letter in order to obtain alternative sources of financing in lieu of all or a portion of the Debt Financing) if such amendment, supplement or modification: (i) does not result in an aggregate amount of Debt Financing provided for in the Debt Commitment Letter or the Definitive Financing Agreements (including by changing the amount of fees or original issue discount contemplated thereby) that is less than the amount sufficient pay the Required Uses; (ii) does not result in any expansion or imposition of new conditions or other contingencies to the receipt or funding of the Debt Financing beyond those expressly set forth in the Debt Commitment Letter or Definitive Financing Agreements in a manner that would reasonably be expected to delay or prevent the Closing, and would not otherwise reasonably be expected to delay the Closing or make the funding of the Debt Financing or Alternative Financing less likely to occur; or (iii) does not result in any amendment or modification of any such conditions or contingencies in a manner adverse to the Parent (including by making such conditions or contingencies less likely to be satisfied). For purposes of this Agreement (other than with respect to representations in this Agreement made by or with respect to Parent or Merger Sub that speak as of the date hereof or another specified date), references to the “Debt Commitment Letter” shall include any such document as permitted or required by this Section 5.16 to be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived, in each case from and after such amendment, supplement, replacement, substitution, termination or other modification or waiver and, for the avoidance of doubt, references to “Debt Financing” shall include, in whole or in part (as applicable), any supplemental, replacement or substitute financing provided for thereunder. (d) Developments and Changes. The Parent shall, upon the Company’s reasonable request, keep the Company reasonably apprised (on a reasonably current basis and in reasonable detail) of material developments relating to the Debt Financing and promptly provide the Company copies of any Definitive Financing Agreements or executed commitment letter associated with an Alternative Financing. (e) Company Obligations in Respect of the Debt Financing. The Company agrees to, and will use reasonable best efforts to cause the appropriate officers and employees of the Company and the Subsidiaries to, upon the reasonable request of the Parent, reasonably cooperate in connection with the arrangement of the Debt Financing or the Alternative Financing, as applicable. (i) Specific Financing Assistance Covenants. Without limiting the generality of the foregoing, the Company shall, and shall use commercially reasonable efforts to cause the appropriate officers and employees of the Company and the Company Subsidiaries to:

64 #96592628v24 (A) participate in a reasonable number of drafting sessions and due diligence sessions and sessions with prospective financing sources, investors and ratings agencies, including direct contact between appropriate members of senior management of the Company, on the one hand, and the actual and potential Debt Financing Sources Related Parties, on the other hand; (B) furnish the Parent, its Affiliates and its financing sources with such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the Parent; (C) provide reasonable assistance in the preparation of customary disclosure documents and customary representation letters reasonably required in connection with the Debt Financing (including a bank information memorandum that does not include material non-public information and the delivery of customary authorization letters with respect to the bank information memoranda executed by a senior officer of the Company authorizing the distribution of information to prospective lenders or investors and containing (1) a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities and (2) a “10b-5” representation by the Company consistent with Debt Commitment Letters) and similar documents required in connection with the Debt Financing; (D) facilitate the pledging of collateral and obtaining of guarantees (which shall be effective only at or after the Closing) as reasonably requested by the Parent; (E) be available to provide and execute documents (or in the case of documents from advisors, use its commercially reasonable efforts to cause its advisors to provide and execute documents) as may be reasonably requested by the Parent and as are customary for transactions of the type contemplated by this Agreement and that are not effective until as of or after the Closing; (F) assisting the Parent in obtaining any corporate or facility ratings from any ratings agencies contemplated by the Debt Financing; (G) furnishing, at least three Business Days prior to the Closing, such documentation and information as is requested in writing by the Parent at least 10 days prior to the Closing to the extent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, in order to satisfy the conditions set forth in the Debt Commitment Letter; (H) assisting the Debt Financing Sources Related Parties in benefiting from the existing lending and investment banking relationships of the Company and its Subsidiaries, (I) facilitate the taking of all corporate, limited liability company or similar actions reasonably requested by the Parent to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Company at the Closing (provided that any such actions shall be effective no earlier than as of Closing); and (J) upon reasonable request by the Parent, request the Company’s independent accountants to agree to the use of their audit reports relating to the Company and its Subsidiaries in connection with the Debt Financing. (ii) Conditions to Financing Assistance Covenants. None of the Company, its Subsidiaries or any of their respective Representatives shall be required to: (A) take any action that would result in a breach of any Company Material Contract or subject it to actual or potential liability (except the authorization letters contemplated by clause (e)(i) above) (other than to the extent such liabilities arise from the breach of this Agreement by the Company or the gross negligence or willful misconduct of the Company); or that would, in the Company’s reasonable judgment, unreasonably interfere with the business or operations of the Company prior to the Closing; (B) bear any cost or expense (other than any reimbursable costs or expenses pursuant to clause (i) below); or (C) otherwise incur any liability or agree to provide any indemnity prior to the Closing (other than any reimbursable costs or expenses pursuant to clause (h) below). None of the Company or its Subsidiaries, nor any of their respective

65 #96592628v24 Representatives, shall be required to take any action in any capacity to authorize or approve Debt Financing (or any Alternative Financing) unless the Parent shall have determined that such Representatives are to remain as Representatives of the Company on and after the Closing Date and such authorizations or approvals are contingent upon the occurrence of, or only effective as of, the Closing; provided that the foregoing shall not limit obligations with respect to the delivery of representation letters or authorization letters as contemplated by clause (e)(i) above. (f) Company Logos. The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to disparage the Company’s or its Subsidiaries’ reputation or goodwill. (g) Indemnification; Confidentiality. The Parent shall (i) promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of- pocket costs and expenses (including reasonable attorneys’ fees and accountants’ fees) incurred by the Company or any of its Subsidiaries, or any of their Affiliates, in connection with the cooperation of the Company, its Subsidiaries or any of their respective Affiliates contemplated by Section 5.16(e), and (ii) indemnify and hold harmless the Company, its Subsidiaries, their respective Affiliates, and their respective Representatives and their Affiliates from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of any Debt Financing or Alternative Financing except (i) with respect to any information prepared or provided by or on behalf of the Company or any of its Subsidiaries or any of their respective Representatives or Affiliates, (ii) to the extent such losses, damages, claims, costs or expenses arise from the breach of this Agreement by the Company or result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives or Affiliates, and the foregoing obligations shall survive termination of this Agreement or (iii) with respect to any material misstatement or omission of a material fact in information provided hereunder in writing by any of the foregoing persons. All information provided by or on behalf of the Company, its Subsidiaries, their respective Affiliates pursuant to Section 5.16 shall be kept confidential by the Parent and its Affiliates in accordance with Section 5.5, except that the Parent shall be permitted to disclose such information to the sources of its Debt Financing, rating agencies and prospective lenders during syndication of the Debt Financing, subject to the sources of the Debt Financing, ratings agencies and prospective lenders entering into customary confidentiality undertakings with respect to such information (and as to which the Company shall be express beneficiaries). This Section 5.16(g) shall survive the consummation of the transactions contemplated hereby and the Closing and any termination of this Agreement and is intended to benefit, and may be enforced by, the parties indemnified pursuant to this Section 5.16(g). 5.17 Employee Benefit Plans. (a) For a period of one year following the Effective Time or such shorter period as a Company Employee remains employed with the Company or its Subsidiaries or the Parent or any of its Affiliates, the Parent shall provide, or shall cause to be provided, to each Company Employee (i) base salary and wages that are substantially comparable to those provided to such Company Employee immediately before the Effective Time, (ii) annual bonus opportunities that are substantially comparable to those provided to such Company Employee

66 #96592628v24 immediately before the Effective Time, and (iii) coverage under, at the Parent’s discretion, (x) the Company Employee Plans listed on Section 2.14(a) of the Company Disclosure Schedule (excluding equity plans and defined benefit plans) at the same level and subject to substantially the same terms and conditions (taken as a whole) as provided to such Company Employee immediately before the Effective Time, or (y) the Parent’s benefit plans (excluding equity plans and defined benefit plans) at substantially the same level and subject to substantially the same terms and conditions (taken as a whole) as provided to similarly situated employees of the Parent (or, at the Parent’s discretion, a combination of coverage under any plans referenced in the immediately preceding clauses (x) and (y)); provided, however, that the requirements of this Section 5.17 shall not apply to any Company Employee of a Subsidiary if and after such Subsidiary is sold or disposed of by the Company or any of its Subsidiaries to an unaffiliated third party after the Effective Time; and provided further, that: (i) with respect to the annual bonus opportunity of each Company Employee under the applicable plan in which the Company Employee participates as of the date of this Agreement (which are set forth in Section 2.14(a) of the Company Disclosure Schedule) for the Company’s 2023 fiscal year, such bonus opportunity and plan shall remain in place through the end of the Company’s 2023 fiscal year, subject to adjustments by Parent (or the Company post-Closing) as it deems reasonably appropriate to exclude the effect of the transactions contemplated hereby, and the bonus amount shall be based on actual achievement of the performance goals currently in place for the Company’s 2023 fiscal year (subject to the foregoing adjustments), and any Company Employee whose employment is terminated without Cause (as defined in the applicable plan document or if no definition, as defined in the Company’s Executive Annual Cash Incentive Plan) after the Effective Time and prior to the date payment of the bonus is made for the Company’s 2023 fiscal year shall be entitled to a bonus payment, if such Company Employee would have been entitled to a bonus based on Company performance against applicable budgets and targets, equal to the actual amount if the Effective Time occurs on or after June 30, 2023 and a pro rata amount for the period of employment during such fiscal year if the Effective Time occurs prior to June 30, 2023; (ii) provided that such contribution has been accrued by the Company in its financial statements in the ordinary course of business prior to the date hereof (and subject to applicable nondiscrimination requirements), the employer contributions to be made under the Company’s 401(k) plan (or the Parent’s 401(k) plan, if applicable) for each eligible Company Employee for the Company’s 2023 fiscal year shall be at least three percent of such Company Employee’s compensation (as defined in such applicable plan), and such contributions shall be deposited into the plan’s trust on the earlier of the regularly scheduled date such payment is made or if the plan is to be terminated pursuant to Section 5.17(c), the date the plan is terminated; (iii) the arrangements set forth in Items 2, 3 and 4 under the subheading “Individual Agreements” on attachment 2.14(a)(i) of the Company’s Disclosure Schedule shall remain in place in accordance with the terms of such arrangements as in effect on the date hereof; (iv) for a period of one year following the Effective Time, the Kimball Severance Benefits Plan, including the Supplement thereto, as in effect immediately prior to the

67 #96592628v24 date hereof shall not be amended or terminated with respect to the Company Employees who participate in such plan as of the date hereof, in a manner that reduces the benefits provided thereunder to such participants; and (v) if, after the Effective Time, the employment of a Company Employee is terminated by the Company without “Cause” or, (x) with respect to a Company Employee who is a party to an “Executive Change in Control Agreement” or (y) to the extent such a right is provided for in a “Poppin Retention Award Agreement” in each case as listed on Schedule 2.14(k), by the Company Employee with “Good Reason” (as “Cause” and “Good Reason” are defined in the applicable written agreement between such Company Employee and the Company or its Subsidiaries), then subject to the execution, delivery and nonrevocation by such Company Employee of a release agreement in customary form as reasonably determined by the Parent, any awards granted to such Company Employee in respect of Company RSUs pursuant to Section 1.8(a)(ii) (and which Company RSUs would have vested upon such terminations under such agreements), and any dividend equivalents accrued thereon, shall vest in full upon and be settled in accordance with the underlying award agreement. (b) If a new benefit plan is established in replacement of a Company Employee Plan listed on Section 2.14(a) of the Company Disclosure Schedule that covers a Company Employee, then for all purposes (including purposes of vesting, eligibility to participate, level of benefits and entitlement to paid-time-off and leaves of absence) under such new plan, each Company Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply (i) to the extent that its application would result in a duplication of benefits, (ii) for purposes of any equity or phantom equity plan or program or (iii) for purposes of any defined benefit plan. The Parent shall use commercially efforts to cause the applicable new plan to: (x) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Company Employees, to the extent such pre-existing conditions, exclusions or waiting periods were satisfied under the similar Company Employee Plan in effect immediately prior to the Effective Time, and (y) provide each such Company Employee with credit for any co-payments and deductibles paid (to the same extent such credit was given for the year under the similar Company Employee Plan in effect immediately prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements. (c) If requested by Parent at least five (5) days prior to the Closing Date, effective as of immediately prior to the Closing Date and contingent upon the occurrence of the Closing, pursuant to resolutions of the Company’s Board of Directors that are reasonably satisfactory to Parent, the Company shall terminate the Company’s 401(k) plan and/or terminate the Company’s or its Subsidiary’s participation in a 401(k) plan of a PEO (each, a “Company 401(k) Plan”), and provide that participants in the Company 401(k) Plan shall become fully vested in any unvested portion of their Company 401(k) Plan accounts as of the date such plan or such participation is terminated. In connection with any such termination of, or participation in,

68 #96592628v24 a Company 401(k) Plan, Parent shall cause a 401(k) plan sponsored by Parent or any of its Subsidiaries to accept from the applicable Company 401(k) Plan the “direct rollover” of the account balance (excluding loan notes) of each Company Employee who participated in the applicable Company 401(k) Plan as of the date such plan or participation is terminated who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code, subject to the terms and conditions of Parent’s or its Affiliate’s applicable 401(k) plan. (d) Nothing in this Agreement shall prohibit the Parent or any of its Subsidiaries (including, after the Closing, the Company and its Subsidiaries) from amending or terminating, or shall be construed as creating or amending, any Company Employee Plans or any other compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the Company, Parent or any of their Subsidiaries, including each Company Employee Plan and any newly established employee benefit plan, and nothing in this Agreement shall otherwise require Parent or any of its Subsidiaries to create or continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms; provided that the Parent and its Subsidiaries comply with the foregoing provisions of this Section 5.17. The provisions of this Section 5.17 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director, manager or consultant, or any other individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 5.17. ARTICLE VI CONDITIONS TO MERGER 6.1 Conditions to Each Party’s Obligation to effect the Merger. The respective obligations of each Party hereto to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, by the Company, the Parent and Merger Sub to the extent permitted by applicable Law: (a) Shareholder Approval. The Company Shareholder Approval shall have been duly obtained under the Act and the Company’s articles of incorporation and bylaws. (b) Regulatory Approval. Any waiting period (or any agreed upon extension of any waiting period or commitment not to consummate the Merger for any period of time) applicable to the Merger under the HSR Act shall have been terminated or shall have expired without the imposition, individually or in the aggregate, of a Burdensome Condition. (c) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or imposing, individually or in the aggregate, a Burdensome Condition.

69 #96592628v24 (d) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or pending or threatened (in writing) Action seeking a stop order. (e) NYSE Listing. The shares of Parent Common Stock issuable pursuant to the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance. 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver (where permissible pursuant to applicable Law) by the Company, at or prior to the Effective Time of each of the following conditions: (a) the representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) as though made on and as of such date (except for representations and warranties that by their terms speak specifically as of the date of this Agreement or another date, in which case as of such date), except where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (b) each of the Parent and Merger Sub shall have performed or complied in all material respects with the covenants and obligations required to be performed or complied with by it under this Agreement on or prior to the Closing Date; (c) since the date hereof, there shall not have occurred any effect, change, event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (d) the Company shall have received a certificate executed by a duly authorized executive officer of the Parent, dated the Closing Date, confirming on behalf of the Parent and Merger Sub that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been duly satisfied. 6.3 Conditions to the Obligations of the Parent and Merger Sub. The obligation of the Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver (where permissible pursuant to applicable Law) by the Parent (on behalf of the Parent and Merger Sub), at or prior to the Effective Time of each of the following conditions: (a) (i) the representations and warranties of the Company contained in Section 2.7(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date; (ii) the representations and warranties of the Company contained in the first sentence of Section 2.1; Section 2.2(a) and (c); Section 2.3(a); the first sentence of Section 2.3(b); Section 2.4(a); Section 2.18; and Section 2.20 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for representations and warranties that by their terms speak specifically as of the date of this Agreement or another date, in which case as

70 #96592628v24 of such date), except for any de minimis exceptions; (iii) the representations and warranties of the Company contained in Section 2.19 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date, except where any failures of any such representations and warranties to be true and correct have not prevented, or materially impaired or delayed, and would not reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Merger; and (iv) all the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as though made on and as of such date (except for representations and warranties that by their terms speak specifically as of the date of this Agreement or another date, in which case as of such date), except where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (b) the Company shall have performed or complied in all material respects with the covenants and obligations required to be performed or complied with by it under this Agreement on or prior to the Closing Date; (c) since the date hereof, there shall not have occurred any effect, change, event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (d) the Parent and Merger Sub shall have received a certificate executed by a duly authorized executive officer of the Company, dated the Closing Date, confirming on behalf of the Company that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been duly satisfied. 6.4 Frustration of Closing Conditions. None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement. ARTICLE VII TERMINATION 7.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis): (a) at any time prior to the Effective Time (whether prior to or after the receipt of the Company Shareholder Approval) by mutual written consent of the Parent and the Company; (b) by either the Parent or the Company at any time prior to the Effective Time (whether prior to or after the receipt of the Company Shareholder Approval) if any Order

71 #96592628v24 or Law preventing the consummation of the Merger is in effect, or prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, in each case such that the condition set forth in Section 6.1(c) cannot be satisfied; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) will not be available to any Party that has not complied in all material respects with its obligations under this Agreement (including Section 5.6); (c) by either the Parent or the Company at any time prior to the Effective Time (whether prior to or after the receipt of the Company Shareholder Approval) if the Effective Time has not occurred by 5:00 p.m., Eastern time, on September 7, 2023 (the “Termination Date”); provided, that if as of 5:00 p.m. on the Termination Date the condition to closing set forth in Section 6.1(b) or Section 6.1(c) (solely as it relates to an Antitrust Law) shall not have been satisfied (or, to the extent permissible, waived) but all other conditions to Closing set forth in Article VI (other than the conditions set forth in Section 6.1(b) and/or Section 6.1(c)) shall have been satisfied or waived (other than any such conditions that by their terms are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the Termination Date), then the Termination Date will be automatically extended, without any action on the part of any Party to this Agreement, to 5:00 p.m. New York City time on December 7, 2023 (and if so extended, such date and time shall be the “Termination Date”); provided, further, it being understood that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to (1) the Parent, if the Company has the valid right to terminate this Agreement pursuant to Section 7.1(g); or (2) the Company, if the Parent has the valid right to terminate this Agreement pursuant to Section 7.1(e); (d) by either the Parent or the Company at any time prior to the Effective Time if the Company fails to obtain the Company Shareholder Approval at the Company Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 7.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Company Shareholder Approval at the Company Meeting (or any adjournment or postponement thereof); (e) by the Parent (whether prior to or after the receipt of the Company Shareholder Approval), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Sections 6.3(a) or 6.3(b) would not be satisfied (and such breach is not curable prior to the Termination Date, or if curable prior to the Termination Date, has not been cured within the earlier of (i) thirty days after the giving of notice of such breach by the Parent to the Company or (ii) three Business Days prior to the Termination Date); provided, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available if the Parent is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Sections 6.2(a) or 6.2(b) would not be satisfied); (f) by the Parent, prior to the time the Company Shareholder Approval is obtained, if (i) the Company Board (or a committee thereof) has effected a Company Board Recommendation Change (in which case, the Company shall provide the Parent with written

72 #96592628v24 notification of such Company Board Recommendation Change within 24 hours after the occurrence of such Company Board Recommendation Change); or (ii) the Company has committed a material breach of Section 5.1 (and such breach is not curable, or if curable, has not been cured within five Business Days after the receipt of written notice thereof by the Company from the Parent); (g) by the Company (whether prior to or after the receipt of the Company Shareholder Approval), if there has been a breach by the Parent of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Sections 6.2(a) or 6.2(b) would not be satisfied (and such breach is not curable prior to the Termination Date, or if curable prior to the Termination Date, has not been cured within the earlier of (i) thirty days after the giving of notice of such breach by the Company to the Parent) or (ii) three Business Days prior to the Termination Date); provided, that the right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Sections 6.3(a) or 6.3(b) would not be satisfied; or (h) by the Company, at any time prior to receiving the Company Shareholder Approval if each of the following occurs: (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate such Superior Proposal in accordance with Section 5.1(d)(ii) and the Company concurrently enters into an Acquisition Agreement with respect thereto; and (iii) the Company pays the Company Termination Fee due to the Parent in accordance with Section 7.3(b)(iii). 7.2 Manner and Notice of Termination; Effect of Termination. (a) Manner of Termination. The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision. (b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except that Section 5.5(a), Section 5.7, this Section 7.2, Section 7.3, Article VIII and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(f), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach prior to termination of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the Debt Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful Breach).

73 #96592628v24 7.3 Fees and Expenses. (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, the Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent. (b) Company Payment. (i) If (A) this Agreement is validly terminated pursuant to (I) Section 7.1(c) or (II) Section 7.1(d); (B) an Acquisition Proposal has been publicly announced or disclosed and not withdrawn or otherwise abandoned prior to the date of the Company Meeting; and (C) within one year following the termination of this Agreement pursuant to the preceding clause (A), the Company enters into an Alternative Acquisition Agreement providing for the consummation of any transaction or series of related transactions (other than the Merger) involving an Acquisition Proposal (an “Acquisition Transaction”), or the Company consummates an Acquisition Transaction, then the Company will concurrently with the earlier of (x) the signing of the applicable Alternative Acquisition Agreement or (y) the consummation of an Acquisition Transaction, pay to the Parent an amount equal to $15,768,265 (the “Company Termination Fee”), in accordance with the payment instructions provided to the Company by the Parent. For purposes of this Section 7.3(b)(i), all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”. (ii) If this Agreement is validly terminated pursuant to Section 7.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay to the Parent the Company Termination Fee in accordance with the payment instructions provided to the Company by the Parent. (iii) If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company must, prior to or concurrently with such termination, pay to the Parent the Company Termination Fee in accordance with the payment instructions provided to the Company by the Parent; (c) Parent Payment. If this Agreement is validly terminated by (i) the Company pursuant to Section 7.1(g), or (ii) the Parent pursuant to Section 7.1(c) and at such time the Company could have validly terminated this Agreement pursuant to Section 7.1(g), then in either case the Parent must promptly (and in any event within five Business Days) following such termination pay to the Company $24,258,870 in cash (the “Parent Termination Fee”), in accordance with the payment instructions provided to the Parent by the Company. (d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or the Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

74 #96592628v24 (e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of this Agreement, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 7.3 and, in order to obtain such payment, the payee Party commences an Action that results in a judgment against the payor Party for the amount set forth in Section 7.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount or portion thereof at the annual rate of equal to the prime rate as published in the Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, the “Enforcement Expenses”). All payments under this Section 7.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party. (f) Sole and Exclusive Remedy. (i) If this Agreement is terminated pursuant to Section 7.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 7.3(c), the Parent Reimbursement Obligations, if any, and the Company’s right to seek specific performance pursuant to Section 9.12(b) will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 7.3(e), as applicable). Notwithstanding the foregoing, this Section 7.3(f)(i) will not relieve the Parent or Merger Sub from liability for (1) any fraud or Willful Breach of this Agreement, or (2) any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by the Parent, Merger Sub or any of their Affiliates for breaches (including any Willful Breach or fraud) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement) exceed an amount equal to $24,258,870 in the aggregate plus the Enforcement Expenses, if any, and the Parent Reimbursement Obligations, if any (collectively, the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) the Parent or Merger Sub; or (B) the former, current and future holders of any equity, controlling persons, directors, officers,

75 #96592628v24 employees, agents, attorneys, Debt Financing Sources Related Parties, Affiliates (other than the Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of the Parent and Merger Sub (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will any Company Related Party be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement or the transactions contemplated hereby (including, any breach by the Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. Other than the obligations of the Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger. (ii) If this Agreement is terminated pursuant to Section 7.1, the Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 7.3(b) and the Parent’s right to seek specific performance pursuant to Section 9.12(b) will be the sole and exclusive remedies of the Parent, Merger Sub and the Parent Related Parties (other than the Debt Financing Sources Related Parties) against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to any of the Parent, Merger Sub or the Parent Related Parties (other than the Debt Financing Sources Related Parties) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent may be entitled to remedies with respect to, Section 7.3(e)). The Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) will be the only monetary damages the Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to the Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 7.3(e), as applicable); and (2) none of the Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent may be entitled to remedies with respect to, Section 7.3(e)). Notwithstanding the foregoing, this Section 7.3(f)(ii) will not relieve the Company and its Subsidiaries from liability for any Willful

76 #96592628v24 Breach of this Agreement or for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount equal to $15,768,265 plus the Enforcement Expenses in the aggregate for all such breaches (the “Company Liability Limitation”). In no event will any of the Parent Related Parties (other than the Debt Financing Sources Related Parties) seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will the Parent or Merger Sub be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. (g) Liquidated Damages. Each of the parties hereto acknowledges that any amount payable by the Company or the Parent pursuant to this Section 7.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a Party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision. ARTICLE VIII DEFINED TERMS The following capitalized terms shall have the respective meanings set forth below: “Acquisition Proposal” means any proposal or offer (a) for a merger, consolidation, liquidation, dissolution, recapitalization, share exchange, tender offer or other business combination involving the Company or any of its Subsidiaries, (b) for the direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Third Persons, or the issuance by the Company, of 20% or more of the Company’s equity securities, or the equity securities of the Company and its Subsidiaries, or (c) for any direct or indirect purchase, license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Third Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such proposal or offer), in each case other than the transactions contemplated by this Agreement or any offer or proposal by the Parent or any Subsidiary of the Parent. “Act” means the Indiana Business Corporation Law. “Action” means any claim, litigation, action, suit, arbitration, inquiry, proceeding, or investigation.

77 #96592628v24 “Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act. “Agreement” has the meaning set forth in the preamble. “Alternative Acquisition Agreement” means any letter of intent, agreement or agreement in principle, merger agreement or other similar Contract with respect to an Acquisition Proposal. “Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade. “Articles of Merger” has the meaning set forth in Section 1.2. “Bankruptcy and Equity Exception” has the meaning set forth in Section 2.4(a). “Business Day” means any day on which the principal offices of the SEC in Washington, DC, are open to accept filings other than a day on which banking institutions located in New York, New York, are permitted or required by law, executive order or governmental decree to remain closed. “Capitalization Date” means the close of business on March 6, 2023. “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act. “Cash Consideration” has the meaning set forth in Section 1.6(c). “Certificate” means a certificate that immediately prior to the Effective Time represents Eligible Shares. “Closing” means the closing of the Merger. “Closing Date” means the date on which the Closing occurs. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any collective bargaining agreement, labor union contract, trade union agreement, memorandum of understanding or other Contract between the Company or any of its Subsidiaries and any labor union, labor organization, authorized employee representative or works council. “Company” has the meaning set forth in the preamble. “Company Balance Sheet” means the audited consolidated balance sheet of the Company as of June 30, 2022. “Company Board” has the meaning set forth in the Recitals.

78 #96592628v24 “Company Board Recommendation” has the meaning set forth in Section 2.4(a). “Company Board Recommendation Change” has the meaning set forth in Section 5.1(e). “Company Breach Notice Period” has the meaning set forth in Section 7.1(e). “Company Common Stock” means the Class A common stock and Class B common stock, each with a par value of $0.05 per share, of the Company. “Company Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 24, 2019, among the Company, the lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 4, 2020, that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 21, 2021 and that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 21, 2022. “Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Parent and Merger Sub and dated as of the date of this Agreement. “Company Employee” means any person employed by the Company or a Subsidiary of the Company as of the Effective Time. “Company Employee Plans” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (in each case, whether or not such plan is subject to ERISA), and any other plan, policy, agreement or arrangement relating to insurance coverage, severance benefits, retention benefits, change in control benefits, employment, fringe benefits, supplemental benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, for the benefit of, or relating to, any current or former employee, director or individual consultant or independent contractor of the Company or any of its Subsidiaries that is (i) sponsored, maintained or contributed to, or is required to be contributed to, by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party or otherwise has any liability, whether actual or contingent (each, a “Company Plan”) or (ii), in respect of such individual’s service (or past service) to the Company, sponsored, maintained or contributed to by PEO in respect of a Person’s service to the Company (each, a “PEO Plan”). “Company Liability Limitation” has the meaning set forth in Section 7.3(f)(ii). “Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company. “Company Material Contract” has the meaning set forth in Section 2.11(b). “Company Meeting” has the meaning set forth in Section 5.2(a). “Company Permits” has the meaning set forth in Section 2.16.

79 #96592628v24 “Company Plan” has the meaning in the definition of Company Employee Plan. “Company PSUs” mean restricted stock units with respect to shares of Company Common Stock granted under the Company Stock Plan that are subject to vesting based on (a) relative total shareholder return performance (a “Company RTSR”), or (b) earnings per share (a “Company EPS/PSU”). “Company Related Parties” has the meaning set forth in Section 7.3(f)(i). “Company Related Party Transaction” has the meaning set forth in Section 2.22. “Company RSUs” mean restricted stock units with respect to shares of Company Common Stock granted under the Company Stock Plan that are not Company PSUs. “Company SEC Reports” has the meaning set forth in Section 2.5(a). “Company Severance Practices” has the meaning set forth in Section 4.1(i). “Company Shareholder Approval” has the meaning set forth in Section 2.4(a). “Company Stock Plan” means the Kimball International, Inc. Amended and Restated 2017 Stock Incentive Plan. “Company’s Knowledge” means the actual knowledge, as of the date hereof, and after reasonable inquiry, of the individuals identified in Section 8.1 of the Company Disclosure Schedule. “Company Termination Fee” has the meaning set forth in Section 7.3(b)(i). “Confidentiality Agreement” means the Confidentiality Agreement, dated as of December 31, 2022, between the Company and the Parent. “Consent” means any consent, approval, filing, registration, notification, Permit, order or authorization. “Contract” means, with respect to any Person, any contract, lease, license, indenture, note, agreement or other legally binding instrument to which such Person or its Subsidiaries is a party or by which any of their respective properties, rights or assets is bound. “COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition). “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. “Current D&O Insurance” means the current directors’ and officers’ liability insurance policies maintained by the Company as of the date of this Agreement.

80 #96592628v24 “Debt Commitment Letter” means the commitment letters, dated as of the date hereof, between the Parent and the Debt Financing Sources party thereto, including all exhibits, schedules and annexes thereto. “Debt Fee Letter” means the fee letter referred to in the Debt Commitment Letter. “Debt Financing Sources” means the Persons (other than the Parent and its Affiliates), if any, that provide the Debt Financing in connection with the Merger and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing. “Debt Financing Sources Related Parties” means the Debt Financing Sources, the respective Affiliates of each of the foregoing and the respective officers, directors, employees, controlling Persons, agents, advisors and the other Representatives and successors of each of the foregoing. “Dissenting Shares” has the meaning set forth in Section 1.9(a). “Effective Time” has the meaning set forth in Section 1.2. “Eligible Shares” has the meaning set forth in Section 1.6(c). “Enforcement Expenses” has the meaning set forth in Section 7.3(e). “Environmental Law” means any Law, regulation, order, decree, permit or requirement of any Governmental Entity relating to: (a) the protection, investigation, clean up, remediation or restoration of the environment, human or occupational health or safety, or natural resources; (b) pollution control; or (c) Hazardous Substances, including the handling, use, generation, transportation, storage, distribution in commerce, release and/or disposal of Hazardous Substances; or (d) noise, odor or wetlands protection. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any entity or trade of business, whether or not incorporated, which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any of its Subsidiaries. “Event Notice Period” has the meaning set forth in Section 5.1(d)(i)(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Ratio” has the meaning set forth in Section 1.6(c).

81 #96592628v24 “Excluded Shares” has the meaning set forth in Section 1.6(c). “FCPA” has the meaning set forth in Section 2.15(d). “GAAP” means United States generally accepted accounting principles. “Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (a) of this definition, or (c) any governmental authority, quasi-governmental or non-governmental self-regulatory agency, commission or authority, including any securities exchange. “Government Contract” means any Contract with any Governmental Entity. “Hazardous Substance” means: (a) any substance, material or waste, whether solid, liquid or gas, that is or comes to be regulated as a hazardous substance or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, mold, radioactive materials or radon, or (c) any substance, material or waste, whether solid, liquid or gas, defined, characterized or regulated by any Governmental Entity as hazardous, toxic, infectious, reactive, corrosive, ignitable, flammable, dangerous, a pollutant, or words of similar meaning and effect. “HSR Act” has the meaning set forth in Section 2.4(c). “Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (e) all lease obligations of such Person capitalized on the books and records of such Person (or required to be so capitalized or treated as a finance lease in accordance with GAAP), (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, (h) all obligations representing the deferred and unpaid purchase price of property or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding accounts payable incurred in the ordinary course of business), (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances, and (j) all obligations of such Person under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination). “Indemnified Party” means each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time a director or officer of the Company or any of its Subsidiaries.

82 #96592628v24 “Intellectual Property” means any and all intellectual property rights or similar proprietary rights throughout the world, including all (a) patents, patent applications of any type, inventions and invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, internet domain names, social media accounts, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (c) copyrightable works and copyrights (whether or not registered), including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, regardless of the medium of fixation or means of expression, (d) trade secrets and industrial secret rights, and proprietary rights in know-how, data, processes, skills, techniques, schematics, engineering and other manuals and drawings, and confidential or proprietary business or technical information (to the extent protected or protectable under applicable Laws referred to as “Trade Secrets”), (e) other tangible or intangible proprietary or confidential information and materials, (f) all rights in the foregoing and other similar intangible or intellectual property assets and their foreign equivalents in any jurisdiction, and (g) all applications and registrations for the foregoing. “Intervening Event” has the meaning set forth in Section 5.1(d)(i). “Iowa Act” means the Iowa Business Corporation Act. “IT Assets” means computers, hardware, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation. “Law” means any local, county, state, federal, foreign or other constitution, law, statute, treaty, regulation, ordinance, code, common law or any rule, order, decree, judgment, judicial consent, consent decree, edict, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity. “Leased Real Property” has the meaning set forth in Section 2.9(b). “Lien” means, with respect to any asset, any mortgage, license, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset. “Licensed Intellectual Property” means all Intellectual Property owned by a Third Person and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued. “Material Adverse Effect” means, when used with respect to any Party, any effect, change, event, occurrence or development that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that no effect, change, event, occurrence or development to the extent resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no effect, change, event, occurrence or development to the extent resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would reasonably be expected

83 #96592628v24 to occur: (a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (c) conditions (or changes in such conditions) in the industries in which such Party and its Subsidiaries conduct business; (d) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, disease outbreaks, pandemics (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to COVID-19), public health emergencies, widespread occurrences of infectious disease or other comparable events, and any other force majeure events in the United States or any other country or region in the world; (f) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the identity of the other Party (provided, that this clause (f) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transactions or with respect to any condition to Closing to the extent such condition relates to such representations and warranties); (g) any actions taken or failure to take action, in each case, to which the other Party has expressly approved, consented to or requested in each case in writing, or the taking of any action expressly required by this Agreement (other than any action required by the first sentence of Section 4.1 or Section 4.2), or the failure to take any action expressly prohibited by this Agreement; (h) changes in law or other legal or regulatory conditions or change in GAAP or other accounting standards (or the interpretation thereof); (i) changes in the Party’s stock price or the trading volume of the Party’s stock, or any failure by the Party to meet any public estimates or expectations of the Party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Party or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); or (j) any Actions made or brought by any of the current or former stockholders of the Party (on their own behalf or on behalf of such Party) against any Party or any of their respective directors or officers arising out of the Merger or in connection with any other transactions contemplated by this Agreement; provided that that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (h), if any such effect, change, event, occurrence or development has had a disproportionate adverse impact on the Party relative to other companies of comparable size to the Party operating in the industry in which the Party operates, then the incremental impact of such event shall be taken into account for the purpose of determining whether a “Material Adverse Effect” has occurred or may, would or could occur. “Material Company Insurance Policy” has the meaning set forth in Section 2.21.

84 #96592628v24 “Material Revision” has the meaning set forth in Section 5.1(d)(i)(c). “Maximum Premium” means 250% of the last annual premium paid prior to the Effective Time for the Current D&O Insurance. “Merger” has the meaning set forth in the Recitals. “Merger Consideration” has the meaning set forth in Section 1.6(c). “Merger Sub” has the meaning set forth in the preamble. “Merger Sub Board” has the meaning set forth in the Recitals. “Merger Sub Shareholder Approval” has the meaning set forth in Section 3.4(a). “NASDAQ” means the NASDAQ Stock Market. “Notice Period” has the meaning set forth in Section 5.1(d)(ii)(c). “NYSE” means the New York Stock Exchange. “OFAC” has the meaning set forth in Section 2.15(c). “Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past practice (including with respect to volume and frequency). “Owned Real Property” has the meaning set forth in Section 2.9(a). “Owned Intellectual Property Rights” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries. “Parent” has the meaning set forth in the preamble. “Parent Balance Sheet” means the audited consolidated balance sheet of the Parent as of January 1, 2022. “Parent Board” has the meaning set forth in the Recitals. “Parent Breach Notice Period” has the meaning set forth in Section 7.1(g). “Parent Capital Stock” has the meaning set forth in Section 3.2(a). “Parent Common Stock” has the meaning set forth in the Recitals. “Parent Disclosure Schedule” means the disclosure schedule delivered by the Parent and Merger Sub to the Company and dated as of the date of this Agreement. “Parent Equity Awards” has the meaning set forth in Section 3.2(a).

85 #96592628v24 “Parent Liability Limitation” has the meaning set forth in Section 7.3(f)(ii). “Parent Material Adverse Effect” means a Material Adverse Effect with respect to the Parent. “Parent Permits” has the meaning set forth in Section 3.10. “Parent Preferred Stock” has the meaning set forth in Section 3.2(a). “Parent Related Parties” has the meaning set forth in Section 7.3(f)(i). “Parent Related Party Transaction” has the meaning set forth in Section 3.12. “Parent SEC Reports” has the meaning set forth in Section 3.5(a). “Parent Share Price” has the meaning set forth in Section 1.7(i). “Parent’s Knowledge” means the actual knowledge, as of the date hereof, and after reasonable inquiry, of the individuals identified in Section 8.1 of the Parent Disclosure Schedule. “Parent Stock Consideration” has the meaning set forth in Section 1.6(c). “Parent Stock Issuance” has the meaning set forth in the Recitals. “Parent Stock Plan” means the (i) HNI Corporation 2007 Stock-Based Compensation Plan (ii) HNI Corporation 2017 Stock-Based Compensation Plan, (iii) 2017 Equity Plan for Non- Employee Directors of HNI Corporation, (iv) HNI Corporation 2021 Stock-Based Compensation Plan and (v) HNI Corporation Members’ Stock Purchase Plan, in each case as amended. “Parent Termination Fee” has the meaning set forth in Section 7.3(c). “Paying Agent” means a bank or trust company selected by Parent and reasonably acceptable to the Company, which shall be engaged by the Parent to act as paying agent for the payment of the Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time. “Payment Fund” means (i) cash in an amount sufficient to make payment of (A) the Cash Consideration pursuant to Section 1.6(c), (B) any dividends and other distributions pursuant to Section 1.7(h), and (C) cash in lieu of fractional shares, pursuant to Section 1.7(i), and (ii) the number of shares of Parent Common Stock in book-entry form issuable in respect of Eligible Shares pursuant to Section 1.6(c) (excluding fractional shares in accordance with Section 1.7(i)). “PEO” means a professional employer organization or “co-employer” with the Company or any of its Subsidiaries. “PEO Plan” has the meaning in the definition of Company Employee Plan.

86 #96592628v24 “Permit” means any material license, permit, registration, variance, exemption, Consent, waiver, authorization, right, certificate, franchise, order or approval, qualification, or similar document or authority, and all pending applications therefor or renewals thereof. “Permitted Liens” means (a) Liens for utilities, assessments, Taxes or other governmental charges that are not yet delinquent or are being contested in good faith and for which reserves have been established in accordance with GAAP, (b) Liens incurred in the Ordinary Course of Business since the date of the Company Balance Sheet, (c) Liens reflected or reserved against or otherwise disclosed on the balance sheets included in the Company SEC Reports filed prior to the date hereof or notes thereto, (d) construction, mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessor’s, landlord’s and other similar Liens arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent or are being contested in good faith, (e) easements, restrictive covenants, conditions, rights of way and similar encumbrances or impediments against any assets or properties of an entity and which individually or in the aggregate do not materially interfere with the business of such entity or the operation or occupancy of the asset or property to which they apply, (f) Liens granted to any financing source at the Closing in connection with any financing by the Parent or Merger Sub of the transactions contemplated hereby, (g) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property, (h) any Liens disclosed in the Company Disclosure Schedule, (i) minor irregularities and defects of title which individually or in the aggregate do not materially interfere with an entity’s business or the operation or occupancy of the property to which they apply, (j) Liens disclosed on the existing title policies, title commitments and/or surveys, which have been previously provided or made available to the Parent and Merger Sub, (k) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business and (l) Liens the incurrence or existence of which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity. “Personal Information” means any information in any form that, alone or in combination with other information, identifies, relates to, describes or is reasonably capable of being associated with a particular individual or household, and any other personal information (including any information that is defined as “personal information,” “personal data,” “personal health information” or “personally identifiable information” (or similar terms) under any applicable Law) the collection, use, storage, dissemination, processing or disposal of which is governed by applicable Law. “Personnel” means any current or former director, officer, employee, representative, agent or contractor of the Company or any of its Subsidiaries. “Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII.

87 #96592628v24 “Privacy Legal Requirement” means all Laws that pertain to privacy or the collection, receipt, storage, compilation, transfer, disposal, security (both technical and physical), disclosure, transfer, privacy, processing, protection, sharing, breach or other use of Personal Information. “Proxy Statement” has the meaning set forth in Section 2.4(c). “Reporting Tail Endorsement” means a six year extended reporting period endorsement with respect to the Current D&O Insurance, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the Current D&O Insurance. “Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives. “Required Uses” has the meaning set forth in Section 3.13(b). “Restrictive Order” has the meaning set forth in Section 5.5. “RSU Exchange Ratio” means, with respect to any particular Company RSU, the sum of (x) the Exchange Ratio and (y) the quotient of the sum of the Cash Consideration plus the dividend equivalents accrued on such Company RSU, divided by the Parent Share Price, rounded to the nearest one ten thousandth. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended. “SEC” means the United States Securities and Exchange Commission. “Secretary of State” means the Secretary of State of the State of Indiana. “Securities Act” means the Securities Act of 1933, as amended. “Shareholder Approval Matters” has the meaning set forth in Section 5.3(a). “Subsidiary” means, with respect to any Person, another Person (a) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (ii) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, (b) of which the power to vote or direct voting of sufficient voting securities, other voting rights or voting partner interests to elect a majority of the board of directors or other governing body or persons performing similar functions is directly or indirectly held by such Person, or (c) of which such first Person is a general partner or managing member. “Superior Proposal” means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries, pursuant to a tender or exchange offer, a merger, a consolidation, business

88 #96592628v24 combination or recapitalization or a sale of its assets, (a) on terms which the Company Board determines in its good faith judgment pursuant to applicable Law to be more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal and this Agreement (including any written, binding offer by the Parent to amend the terms of this Agreement) and (b) which the Company Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal. “Surviving Corporation” means the Company following the Effective Time. “Tax Returns” means all reports, returns, forms, or statements (including information returns) required to be filed with or required to be provided to any Governmental Entity with respect to Taxes. “Taxes” means all taxes or other similar assessments, fees, charges, levies, duties, tariffs, or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value- added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person. “Termination Date” has the meaning set forth in Section 7.1(c). “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (a) the Company or any of its controlled Affiliates or (b) the Parent or Merger Sub or any of their respective Affiliates or any “group” including the Parent, Merger Sub or any of their respective Affiliates. “Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger. “Uncertificated Shares” means uncertificated shares that immediately prior to the Effective Time represented any shares of Company Common Stock. “WARN” means the Worker Adjustment Retraining and Notification Act of 1988 as amended, as well as analogous applicable foreign, state or local Laws. “Willful Breach” means a material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act undertaken by the breaching party with the knowledge that the taking of such act or failure to act would result in such breach.

89 #96592628v24 ARTICLE IX MISCELLANEOUS 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Article IX, Section 5.8, and any other covenants, obligations and agreements that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms. 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of transmission by the transmitting equipment if sent via email, in each case to the intended recipient as set forth below: (a) if to the Parent or Merger Sub, or after the Effective Time, the Surviving Corporation, to: HNI Corporation 600 East Second Street Muscatine, Iowa 52761 Attn: Steven M. Bradford, Senior Vice President, General Counsel and Secretary E-mail: bradfords@hnicorp.com with a copy (which shall not constitute notice) to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn: James Dougherty E-mail: james.dougherty@davispolk.com (b) if to the Company, to: Kimball International, Inc. 1600 Royal Street Jasper, Indiana 47545 Attn: Mark Johnson E-mail: mark.johnson@KimballInternational.com with a copy, if prior to the Effective Time (which shall not constitute notice) to: ArentFox Schiff LLP 233 South Wacker Drive, Suite 7100

90 #96592628v24 Chicago, IL 60606 Attn: Jason Zgliniec and Sara Rosenberg E-mail: jason.zgliniec@afslaw.com and sara.rosenberg@afslaw.com Any Party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth. 9.3 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or between the Company and Merger Sub or between the Company and the Parent, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, subject to Section 5.5(c), the Confidentiality Agreement shall remain in effect in accordance with its terms. 9.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Company Shareholder Approval, no amendment may be made to this Agreement that requires the approval of the Company’s stockholders pursuant to the Act without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources set forth in Section 5.16(e), Section 7.2(b), Section 7.3(f)(i), Section 9.6, Section 9.7, Section 9.12(b), Section 9.18 or this Section 9.4 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify in a manner adverse to the Debt Financing Sources in any material respect the substance of the provisions relating to the Debt Financing Sources set forth in Section 5.16(e), Section 7.2(b), Section 7.3(f)(i), Section 9.6, Section 9.7, Section 9.12(b), Section 9.18 or this Section 9.4) may not be amended, modified or altered without the prior written consent of the Debt Financing Sources. 9.5 Extension, Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

91 #96592628v24 9.6 Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 5.8 (with respect to which the Indemnified Parties shall be third party beneficiaries), (b) from and after the Effective Time, the rights of holders of shares of Company Common Stock, Company RSUs and Company PSUs to receive the consideration in each case in accordance with the terms and subject to the conditions set forth in Article I, (c) the rights of the Parent Related Parties and the Company Related Parties set forth in Section 7.3(f), and (d) Section 5.16(e), Section 7.2(b), Section 7.3(f)(i), Section 9.4, Section 9.7, Section 9.12(b), Section 9.18 and this Section 9.6 are for the benefit of and may be enforced by the Debt Financing Sources Related Parties. 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that notwithstanding the foregoing, the Parent and Merger Sub may, from and after the Closing, transfer or assign all or any part of their respective rights, in whole or in part, under this Agreement to any Debt Financing Source or any other lender (or any administrative or collateral agent on behalf of itself and such lender(s)) as collateral security (it being understood that such transfer or assignment shall not relieve the Parent and Merger Sub of their respective obligations hereunder or enlarge, alter or change any obligation of any other Party hereto). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. 9.8 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof). 9.9 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan (including by portable document format (.pdf)) delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be

92 #96592628v24 executed and delivered by facsimile or by an electronic scan (including by portable document format (.pdf)) delivered by electronic mail. 9.10 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an article, section, recital or preamble of, or an annex, exhibit or schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency and (l) references to “made available” mean made available through an electronic data room, through EDGAR or otherwise at least 48 hours prior to the execution of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. 9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware, except in each case to the extent the provisions of the Act are mandatorily applicable to the Merger. 9.12 Remedies. (a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. (b) Irreparable damage may occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies (including any fees payable pursuant to Section 7.3), even if available, may not be an adequate remedy for any such damages, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. Accordingly, in the event of any breach or threatened breach by the Company, on the one hand,

93 #96592628v24 or the Parent and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Parent and Merger Sub, on the other hand, shall be entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. The parties acknowledge and agree that (i) the provisions set forth in Section 7.3 shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (ii) the right to seek specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Parent would have entered into this Agreement. It is explicitly agreed that, subject to the limitations in the next two sentences of this Section 9.13(b), the Company shall have the right to seek an injunction, specific performance or other equitable remedies in connection with enforcing the Parent’s and Merger Sub’s obligations to consummate the Merger subject to the terms and conditions set forth herein. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall be entitled to directly seek the remedy of specific performance of this Agreement against any Debt Financing Source. No Party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. 9.13 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York or in any state court located in New York, New York, and any appellate court from any of the foregoing, in any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such Action shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any Action arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.13, however, shall affect the right of any Person to serve legal process in any other manner permitted by Law. 9.14 Disclosure Schedule. The inclusion of any information in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the

94 #96592628v24 Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such information is required to be listed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or the Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Schedule and Company Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedule and Parent Disclosure Schedule are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule or Parent Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto. 9.15 Parent Guarantee. The Parent agrees to take all action necessary to cause Merger Sub or, after the Effective Time, the Surviving Corporation, as applicable, to perform all of its agreements, covenants and obligations under this Agreement. The Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub of its obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement. 9.16 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 9.17 Extension; Waiver. At any time prior to the Effective Time, the Company and the Parent may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or acts of the other Party hereunder;

95 #96592628v24 (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Notwithstanding the foregoing, no failure or delay by the Company or the Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party. 9.18 Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of their controlled Affiliates hereby: (a) agrees that any Actions, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources Related Parties, arising out of or relating to this Agreement, the Debt Financing or any of the agreements (including any applicable commitment letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such Actions to the exclusive jurisdiction of such court; (b) agrees that any such Actions shall be governed by and construed in accordance with the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any applicable commitment letter or other applicable definitive document relating to the Debt Financing; (c) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party in any way arising out of or relating to this Agreement, the Debt Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Federal or state court in the Borough of Manhattan, New York, New York; (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Actions brought against the Debt Financing Sources Related Parties in any way arising out of or relating to this Agreement, the Debt Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that none of the Debt Financing Sources Related Parties will have any liability to the Company or any Subsidiaries of the Company or any of their respective controlled Affiliates or Representatives (in each case, other than the Parent, Merger Sub and their respective Subsidiaries) relating to or arising out of this Agreement, the Debt Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Parent against the Debt Financing Sources Related Parties with respect to the Debt Financing or any of the

96 #96592628v24 transactions contemplated hereby or any services thereunder); (g) agrees that (and each other Party hereto agrees that) the Debt Financing Sources Related Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.18 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of this Section), and that such provisions and the definition of “Debt Financing Sources” and “Debt Financing Sources Related Parties” shall not be amended in any way adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources Related Parties; (h) agrees that none of the Debt Financing Sources Related Parties shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature. [Remainder of Page Intentionally Left Blank.]

97 #96592628v24 The Parent, Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement. HNI CORPORATION By:___________________________ Name: Jeffrey Lorenger Title: Chief Executive Officer OZARK MERGER SUB, INC. By:___________________________ Name: Marshall Bridges Title: President KIMBALL INTERNATIONAL, INC. By:___________________________ Name: Kristine Juster Title: Chief Executive Officer

#96592628v24 EXHIBIT A Form of Articles of Incorporation of the Surviving Corporation [Attached]

#96592628v24 EXHIBIT B Form of Amended and Restated Bylaws of the Company [Attached]